EXHIBIT 8

EXECUTION COPY

FISCAL AGENCY AGREEMENT

Among

THE BOLIVARIAN REPUBLIC OF VENEZUELA

BANCO CENTRAL DE VENEZUELA

DEUTSCHE BANK AG

and

BANKERS TRUST COMPANY

Dated as of July 25, 2001

Debt Securities

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Page
16.Headings	30
17.Counterparts	30
[Title of Notes]	1

EXHIBIT A	Form of Registered Note

EXHIBIT B	Form of Bearer Note

EXHIBIT C-1	Form of Temporary Global Bearer Note

EXHIBIT C-2	Form of Permanent Global Bearer Note

EXHIBIT D	Form of Certificate of Beneficial Ownership

EXHIBIT E	Form of Certificate to be Given by Euroclear or Clearstream, Luxembourg Bank, société anonyme or Clearstream Banking AG, Frankfurt am Main

EXHIBIT F	Form of Transfer Certificate for Exchange or Transfer from Restricted Global Note to Regulation S Global Note

EXHIBIT G	Form of Transfer Certificate for Exchange or Transfer from Restricted Global Note to Unrestricted Global Note

EXHIBIT H	Form of Transfer Certificate for Transfer or Exchange from Regulation S Global Note to Restricted Global Note

EXHIBIT I	Form of Banco Central Undertaking

EXHIBIT J	Form of Notification

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     FISCAL AGENCY AGREEMENT, dated as of July 25, 2001, among the BOLIVARIAN REPUBLIC OF VENEZUELA (the “Issuer” or “Republic”), BANCO CENTRAL DE VENEZUELA, as official financial agent of the Republic (“Banco Central”), and DEUTSCHE BANK AG and BANKERS TRUST COMPANY, as fiscal agents and principal paying agents.

1. Notes Issuable in Series.

     (a)  General. The Republic may issue its notes, bonds, debentures and/or other unsecured evidences of indebtedness (the “Notes”) in separate series from time to time (each such series of Notes being hereinafter referred to as a “Series” or the “Notes of a Series”). All Notes will be unsecured (subject to the provisions in the Notes providing for the securing of such obligations in the event certain other obligations of the Republic are secured), direct, unconditional and general obligations of the Republic for money borrowed and each Series will rank pari passu without any preference among themselves. The payment obligations under the Notes will at all times rank at least equally with all other payment obligations of the Republic relating to External Public Debt (as defined in the Notes) of the Republic. The full faith and credit of the Republic will be pledged for the due and punctual payment of all Notes and for the due and timely performance of all obligations of the Republic in respect thereof. The aggregate principal amount of the Notes of all Series that may be authenticated and delivered under this Agreement and that may be outstanding at any time is not limited by this Agreement.

     (b)  Notification. The terms of the Notes of a Series delivered to the Fiscal Agent (as defined in Section 2 hereof) for authentication on original issuance pursuant to Section 3 hereof shall be notified to the Fiscal Agent pursuant to a notification (the “Notification”) substantially in the form of Exhibit J hereto no later than (in the case of Deutsche Bank AG as Fiscal Agent) five Business Days or (in the case of Bankers Trust Company as Fiscal Agent) three Business Days, prior to the proposed date of issuance of such Series unless the Fiscal Agent agrees to accept shorter notice. Upon receipt of any Notification, the Fiscal Agent may, by notice to the Issuer no later than the next Business Day, decline to act as Fiscal Agent in respect of the Series of Notes specified in such Notification if the Fiscal Agent reasonably determines that the terms of such Series as set forth in such Notification are inconsistent with the scope of its appointment under this Agreement.

     (c)  Forms of Notes. The Notes of a Series to be issued in registered form without interest coupons (“Registered Notes”) will be issuable in substantially the form of Exhibit A hereto or such other form as shall be established pursuant to the Notification and in the denominations specified in the Notification and will initially be represented by one or more U.S. Global Notes (as defined below). The Notes of a Series to be issued in bearer form, with or without interest coupons attached (“Bearer Notes”), will be issuable in substantially the form of Exhibit B hereto (or, in the case of a Temporary Global Bearer Note or Permanent Global Bearer Note, in substantially the form of Exhibit C-1 or C-2 hereto) or such other form as shall be established pursuant to the Notification and in the denominations specified in the Notification.

     All Notes shall be executed manually or in facsimile on behalf of the Issuer by such official or officials of the Republic as shall have been specified from time to time by the Issuer in

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the Notification relating to the applicable Series of Notes delivered to the Fiscal Agent (the “Authorized Officers”), notwithstanding that such official or officials, or any of them, shall have ceased, for any reason, to hold such offices prior to the authentication and delivery of such Notes. The Notes of a Series (i) may also have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Agreement or of the Notification, and (ii) may have such letters, numbers or other marks of identification and such legends or endorsements not referred to in the Notification placed thereon as may be required to comply with this Agreement, with any law or with any rules made pursuant thereto or with the rules of any securities exchange or governmental agency or as may, consistently herewith, be determined by the Authorized Officers executing such Notes, in each case (i) and (ii) as conclusively evidenced by their execution of such Notes. All Notes of a particular Series shall be substantially identical except as to denomination and as provided herein or in the Notification.

     (d)  Temporary Notes. If so indicated in the Notification with respect to Notes of a Series, the Issuer may (and, if the Notification so requires, the Issuer shall) execute, and there shall be authenticated and delivered in accordance with the provisions of Section 3 hereof, temporary Notes representing the Notes of such Series. Such temporary Notes may be in global form. Any temporary Notes of a Series shall be subject to the same limitations and conditions and entitled to the same rights and benefits as definitive Notes of such Series, except as provided herein or therein. Temporary Notes of a Series shall be exchangeable for definitive Notes of such Series or a Permanent Global Bearer Note, as specified in the Notification; and upon the surrender for exchange of temporary Notes of a Series that are so exchangeable, the Issuer shall execute and there shall be authenticated and delivered, in accordance with the provisions of Sections 5 and 6 hereof, in exchange for such temporary Notes of a Series, a like aggregate principal amount of definitive Notes or a Permanent Global Bearer Note of such Series of like tenor. The Issuer shall pay all charges, including (without limitation) stamp and other taxes and governmental charges, incident to any exchange of temporary Notes for definitive Notes or a Permanent Global Bearer Note. All temporary Notes shall be identified as such and shall describe the right, if any, of the holder thereof to effect an exchange for definitive Notes or a Permanent Global Bearer Note and the manner in which such an exchange may be effected.

     (e)  U.S. Global Notes. The Issuer may issue Notes represented, in whole or in part, by a Note in global form that is deposited with or on behalf of a depositary located in the United States (a “U.S. Depositary”) or a nominee thereof, for credit to the respective accounts of the beneficial owners of the Notes represented thereby (or to such other accounts as they may direct) (a “U.S. Global Note”). Only registered Notes may be issued in the form of a U.S. Global Note. This Section 1(e) shall apply to all U.S. Global Notes.

(i) If the Issuer shall establish in the Notification for any Series of Notes to be issued by the Issuer that such Notes are to be issued in whole or in part in the form of one or more U.S. Global Notes, then the Issuer shall execute and the Fiscal Agent shall authenticate and deliver in accordance with Section 3 hereof one or more U.S. Global Notes that (A) shall be registered in the name of the U.S. Depositary or its nominee, (B) shall be delivered by the Fiscal Agent to the U.S. Depositary or pursuant to the U.S. Depositary’s instructions and (C) shall bear legends substantially to the following effect:

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“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF [INSERT NAME OF U.S. DEPOSITARY] TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF [INSERT NAME OF NOMINEE OF U.S. DEPOSITARY] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [INSERT NAME OF U.S. DEPOSITARY] (AND ANY PAYMENT IS MADE TO [INSERT NAME OF NOMINEE OF U.S. DEPOSITARY] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [INSERT NAME OF NOMINEE OF U.S. DEPOSITARY] , ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN [INSERT NAME OF U.S. DEPOSITARY] OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [INSERT NAME OF NOMINEE OF U.S. DEPOSITARY], HAS AN INTEREST HEREIN.”

“THIS NOTE IS A U.S. GLOBAL NOTE WITHIN THE MEANING OF THE FISCAL AGENCY AGREEMENT REFERRED TO HEREINAFTER. THIS U.S. GLOBAL NOTE MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN [INSERT NAME OF U.S. DEPOSITARY] OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN SECTION 5(C) OF THE FISCAL AGENCY AGREEMENT, AND MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 6(B) OF THE FISCAL AGENCY AGREEMENT. BENEFICIAL INTERESTS IN THIS U.S. GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SECTION 6(B) OF THE FISCAL AGENCY AGREEMENT.”

(ii) Neither any members of, or participants in, a U.S. Depositary (“Agent Members”) nor any other persons on whose behalf Agent Members may act (including the Euroclear System (“Euroclear”), Clearstream Banking, société anonyme Luxembourg (“Clearstream, Luxembourg”) and Clearstream Banking AG, Frankfurt am Main (“Clearstream, Frankfurt”) and account holders and participants therein) shall have any rights under this Fiscal Agency Agreement with respect to any U.S. Global Note registered in the name of such U.S. Depositary or any nominee thereof, or under any such U.S. Global Note, and such U.S. Depositary or nominee, as the case may be, may be treated by the Issuer, the

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Fiscal Agent and any agent of the Issuer or the Fiscal Agent as the absolute owner and holder of such U.S. Global Note (including all Notes represented thereby) for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Fiscal Agent or any agent of the Issuer or the Fiscal Agent from giving effect to any written certification, proxy or other authorization furnished by such U.S. Depositary or such nominee, as the case may be, or impair, as between such U.S. Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such persons governing the exercise of the rights of a holder of any Note.

(iii) Any Notes offered and sold in reliance on Regulation S (“Regulation S”) under the United States Securities Act of 1933, as amended (the “Securities Act”), may be issued in the form of a U.S. Global Note that is registered in the name of The Depository Trust Company (“DTC”), as U.S. Depositary, or a nominee thereof, and deposited with the Fiscal Agent, at its New York office, as custodian for the U.S. Depositary, for credit to the respective accounts of beneficial owners of the Notes represented thereby (or to such other accounts as they may direct), provided that upon deposit all such accounts are maintained at or through Euroclear, Clearstream, Luxembourg or Clearstream, Frankfurt. Each such U.S. Global Note, initially and until such time as the Restricted Period (as defined below) with respect to such Note has ended, shall be deemed to be a “Regulation S Global Note” and, thereafter, shall be deemed to be an “Unrestricted Global Note”. The aggregate principal amount of each Regulation S Global Note and Unrestricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Fiscal Agent, as custodian for the U.S. Depositary therefor, as provided in Sections 5 and 6 hereof. As used herein, the term “Restricted Period” with respect to any Note offered and sold in reliance on Regulation S means the period of 40 days after the completion of the distribution (as certified to the Fiscal Agent by the Issuer) of Notes constituting an identifiable tranche.

(iv) Any Notes offered and sold in reliance on Rule 144A (“Rule 144A”) under the Securities Act may be issued in the form of a U.S. Global Note that is registered in the name of DTC, as U.S. Depositary, or a nominee thereof, and deposited with the Fiscal Agent, at its New York office, as custodian for the U.S. Depositary, for credit to the respective accounts of beneficial owners of the Notes represented thereby (or to such other accounts as they may direct). Each such U.S. Global Note shall be deemed to be a “Restricted Global Note”. The aggregate principal amount of each Restricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Fiscal Agent, as custodian for the U.S. Depositary, as provided in Sections 5 and 6 hereof.

     (f)  International Global Notes. The Issuer may issue Notes represented, in whole or in part, by a Note in permanent or temporary global form (an “International Global Note”) that is deposited with a common depositary located outside the United States (which may be Clearstream, Frankfurt) (a “Common Depositary”), for credit to the respective accounts of the

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beneficial owners of the Notes represented thereby (or to such other accounts as they may direct), provided that all such accounts are maintained at or through Euroclear, Clearstream, Luxembourg or Clearstream, Frankfurt. Registered Notes and Bearer Notes may be issued in the form of an International Global Note. This Section 1(f) shall apply to all International Global Notes.

(i) If the Issuer shall establish in the Notification for any Series of Notes that such Notes are to be issued in whole or in part in the form of one or more International Global Notes, then the Issuer shall execute and the Fiscal Agent shall arrange for the authentication and delivery of one or more International Global Notes that (A) if issued in registered form, shall be registered in the name of the Common Depositary or its nominee and (B) shall be delivered by the Fiscal Agent to the Common Depositary or pursuant to the Common Depositary’s instructions.

(ii) Neither any members of, or participants in, a Common Depositary (“Member Organizations”) nor any other persons on whose behalf Member Organizations may act shall have any rights under this Fiscal Agency Agreement with respect to any International Global Note registered in the name of, or held by, such Common Depositary or any nominee thereof, or under any such International Global Note, and such Common Depositary or nominee, as the case may be, may be treated by the Issuer, the Fiscal Agent and any agent of the Issuer or the Fiscal Agent as the absolute owner and holder of such International Global Note (including all Notes represented thereby) for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Fiscal Agent or any agent of such Issuer or the Fiscal Agent from giving effect to any written certification, proxy or other authorization furnished by such Common Depositary or such nominee, as the case may be, or impair, as between such Common Depositary, its Member Organizations and any other person on whose behalf a Member Organization may act, the operation of customary practices of such persons governing the exercise of the rights of a holder of any Note.

(iii) If all Notes represented by an International Global Note have been offered and sold in reliance upon Regulation S, such International Global Note may be designated, pursuant to the applicable Notification, as a “Regulation S Global Note” subject to such procedures regarding exchanges and transfers as may be established in accordance with Section 6(b)(vii) hereof.

     (g)  Bearer Notes. This Section 1(g) shall apply to all Bearer Notes.

(i) Each Bearer Note shall initially be represented only in the form of one or more Notes in temporary global form without interest coupons attached (each, a “Temporary Global Bearer Note”), which shall be deposited with or on behalf of a Common Depositary, for credit to the respective accounts of the beneficial owners of the Notes represented thereby (or to such other accounts as they may direct), provided that all such accounts shall be maintained at or through Euroclear, Clearstream, Luxembourg or Clearstream, Frankfurt. Notwithstanding

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the foregoing, if indicated in the applicable Notification, Bearer Notes with a maturity not exceeding one year from the date of issue may initially be represented by one or more Bearer Notes in permanent global form without interest coupons attached (each, a “Permanent Global Bearer Note”). No bearer Note shall be mailed or otherwise delivered in connection with its sale during the applicable Restricted Period to any location in the United States of America (including the States thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (collectively the “United States”). Temporary Global Bearer Notes and Permanent Global Bearer Notes shall be considered to be International Global Notes for the purposes of this Agreement.

(ii) Each Temporary Global Bearer Note will be exchangeable for definitive Bearer Notes or interests in a Permanent Global Bearer Note, as provided pursuant to the applicable Notification relating to the Series of which such Note is a part; provided, however, that no Temporary Global Bearer Note or portion thereof may be exchanged for any definitive Bearer Note or an interest in a Permanent Global Bearer Note until (A) on or after the applicable Exchange Date (as defined in the Temporary Global Bearer Note for that Series) and (B) with respect to each beneficial interest in the portion of such Temporary Global Bearer Note to be so exchanged, (1) the Member Organization through which such beneficial interest is held has delivered to Euroclear, Clearstream, Luxembourg or Clearstream, Frankfurt, as the case may be, a certificate substantially in the form of Exhibit D hereto (or such other form as may be established by the Republic) and (2) Euroclear, Clearstream, Luxembourg or Clearstream, Frankfurt, as the case may be, has delivered to the Fiscal Agent a certificate in substantially the form of Exhibit E hereto (or such other form as may be established by the Republic).

     Upon the exchange of any portion of a Temporary Global Bearer Note for definitive Notes or interests in a Permanent Global Bearer Note, such Temporary Global Bearer Note shall be endorsed to reflect the reduction of the principal amount evidenced thereby, whereupon its remaining principal amount shall be reduced for all purposes by the amount so exchanged. Until so exchanged in full, such Temporary Global Bearer Note shall in all respects be entitled to the same benefits under this Agreement as the definitive Notes or Permanent Global Bearer Note that may be authenticated and delivered hereunder in exchange therefor, except with respect to the payment of interest as described in paragraph (iii) of this Section 1(g).

(iii) No interest payable in respect of any beneficial interest in a Temporary Global Bearer Note shall be paid until the certification requirements set forth in Section 1(g)(ii)(B)(1) and (2) above have been satisfied with respect to such beneficial interest. Delivery of the certificate contemplated by Section 1(g)(ii)(B)(1) above by a Member Organization shall constitute an irrevocable instruction by such Member Organization to Euroclear, Clearstream, Luxembourg or Clearstream, Frankfurt, as the case may be, to exchange, on the applicable Exchange Date, the beneficial interest covered by such certificate for

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such definitive Notes or interest in a Permanent Global Bearer Note as such Member Organization may specify consistently with the applicable Notification.

     (h)  Legends. Notes of a Series shall be stamped or otherwise imprinted with such legends, if any, as contemplated by the forms of Notes attached as Exhibits A, B, C-1 and C-2 hereto, or as are established pursuant to the applicable Notification.

     (i)  Holders. The holder of any registered Note shall be the person in whose name such Note is registered in the Note register maintained pursuant to Section 6 hereof, and the holder of any bearer Note shall be the bearer of such Note, for all purposes under this Agreement and the Notes.

     (j)  U.S. Global Note or International Global Note Exclusively. No single Series of Notes may be represented by both a U.S. Global Note and an International Global Note.

2. Fiscal Agent; Other Agents.

     The Issuer hereby appoints Deutsche Bank AG as fiscal agent, principal paying agent and registrar of the Issuer in respect of all Series of Notes other than Series initially represented by one or more U.S. Global Notes upon the terms and subject to the conditions herein set forth, and Deutsche Bank AG hereby accepts such appointment. The Issuer hereby appoints Bankers Trust Company as fiscal agent, principal paying agent and registrar of the Issuer in respect of all Series of Notes initially represented by one or more U.S. Global Notes upon the terms and subject to the conditions herein set forth, and Bankers Trust Company hereby accepts such appointment. In respect of all Series of Notes other than Series initially represented by one or more U.S. Global Notes, all references herein to the “Fiscal Agent” shall refer to Deutsche Bank AG and any successor or successors as such fiscal agent qualified and appointed in accordance with Section 9 hereof and all references herein to the “Corporate Trust Office” shall refer to the corporate trust office of Deutsche Bank AG at Grosse Gallusstrasse 10-14, 60272 Frankfurt am Main, Germany. In respect of all Series of Notes initially represented by one or more U.S. Global Notes, all references herein to the “Fiscal Agent” shall refer to Bankers Trust Company and any successor or successors as such fiscal agent qualified and appointed in accordance with Section 9 hereof and all references to the “Corporate Trust Office” shall refer to the corporate trust office of Bankers Trust Company at Four Albany Street, New York, New York. The Fiscal Agent shall have the powers and authority granted to and conferred upon it in the Notes and hereby and such further powers and authority to act on behalf of the Issuer as may be mutually agreed upon by the Issuer and the Fiscal Agent. All of the terms and provisions with respect to such powers and authority contained in the Notes are subject to and governed by the terms and provisions hereof. The Fiscal Agent shall keep a copy of this agreement available for inspection during normal business hours at its Corporate Trust Office.

     The Issuer may, at its discretion, appoint one or more agents (each, a “Paying Agent”) for the payment (subject to applicable laws and regulations) of the principal of (and premium, if any) and any interest on the Notes of a Series, and one or more agents (each, a “Transfer Agent”) for the transfer and exchange of Notes of a Series, at such place or places as the Issuer may determine; provided, however, that for so long as any Notes of such Series are listed on the Luxembourg Stock Exchange, the Frankfurt Stock Exchange or any other securities exchange

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located outside the United States, and such securities exchange shall so require, the Issuer shall maintain a Paying Agent in Luxembourg, Frankfurt am Main or any required city outside the United States, as the case may be; and provided, further, that, in the event Notes are issued in registered form, the Issuer shall at all times maintain a Paying Agent and Transfer Agent in The City of New York (which Paying Agent and Transfer Agent may be, and initially shall be, the corporate trust and agency services office of Bankers Trust Company in The City of New York). The Issuer hereby appoints Deutsche Bank Luxembourg S.A., having an office at 2 Boulevard Konrad Adenauer, 1115 Luxembourg, as Paying Agent and Transfer Agent of the Issuer in respect of the Notes upon the terms and subject to the conditions herein set forth, and Deutsche Bank Luxembourg S.A. hereby accepts such appointment.

     The Issuer shall promptly notify the Fiscal Agent of the name and address of each Paying Agent and Transfer Agent appointed by it and of the country or countries in which a Paying Agent or Transfer Agent may act in that capacity, and will notify the Fiscal Agent of the resignation or termination of any Paying Agent or Transfer Agent. Subject to the provisions of Section 9(c) hereof, the Issuer may vary or terminate the appointment of any such Paying Agent or Transfer Agent at any time and from time to time upon giving not less than thirty days’ notice to such Paying Agent or Transfer Agent, as the case may be, and to the Fiscal Agent. Notwithstanding the foregoing, if the Issuer issues Bearer Notes of a Series, to the extent provided in the Notes of such Series, the Issuer shall maintain under appointment a Paying Agent or Paying Agents with respect to such Series outside the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (the “United States”) for the payment of principal of (and premium, if any) and any interest on Bearer Notes of such Series.

     In respect of the Notes of a Series, the Issuer shall cause notice of any resignation, termination or appointment of any Paying Agent or Transfer Agent or of the Fiscal Agent and of any change in the office through which any such Agent will act to be given as provided in the text of the Notes of such Series.

3. Authentication and Delivery; Dating.

     (a)  Authentication and Delivery. The Fiscal Agent is authorized and agrees, upon receipt of a written order or orders of the Issuer signed on its behalf by one or more of its Authorized Officers, as to the amount of Notes of a Series duly executed on behalf of the Issuer for the purposes of the original issuance of such Notes, (i) to authenticate the said Notes in an aggregate principal amount specified by the Republic in such order or orders and to deliver the said Notes in accordance with such order or orders and (ii) thereafter to authenticate and deliver Notes of such Series in accordance with the provisions therein or hereinafter set forth; provided, however, that, in no case shall the Fiscal Agent be required, upon initial issuance of a Series of Notes, to deliver any Note to Clearstream, Frankfurt unless the lead manager engaged by the Issuer in connection with the initial sale and distribution of such Series does not maintain an account with Clearstream, Frankfurt and notice thereof is provided to the Fiscal Agent no later than five Business Days prior to the proposed date of issuance of such Series.

     The Fiscal Agent may, with the consent of the Issuer, appoint by an instrument or instruments in writing one or more agents (which may include itself) for the authentication of

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Notes of a Series and, with such consent, vary or terminate any such appointment upon written notice and approve any change in the office through which any authenticating agent acts. The Issuer (by written notice to the Fiscal Agent and the authenticating agent whose appointment is to be terminated) may also terminate any such appointment at any time. The Fiscal Agent hereby agrees to solicit written acceptances from the entities concerned (in form and substance satisfactory to the Issuer) of such appointments. In its acceptance of such appointment, each such authenticating agent shall agree to act as an authenticating agent pursuant to the terms and conditions of this Agreement. The Fiscal Agent agrees to pay to each such authenticating agent from time to time reasonable compensation for its services under this Section 3.

     (b)  Date of Notes. Registered Notes shall be dated the date of their authentication by the Fiscal Agent. Unless otherwise provided in the Notification, Bearer Notes shall be dated the date from which interest on the Notes of such Series first begins to accrue.

4. Payment and Cancellation.

     (a)  Payment. For so long as the Fiscal Agent is acting as a Paying Agent hereunder, the Issuer shall provide to the Fiscal Agent outside the Republic in immediately available funds on or prior to (in the case of Deutsche Bank AG as Fiscal Agent) 10:00 A.M. (Frankfurt time) or (in the case of Bankers Trust Company as Fiscal Agent) 10:00 A.M. (New York time), one Business Day (or, in the case of any Series of Notes denominated in Japanese yen, two Business Days) prior to each date on which a payment of principal of (and premium, if any) or any interest on the Notes of a Series shall become due, as set forth in the text of the Notes of such Series, such amount, in such coin or currency, as is necessary to make such payment, and the Issuer hereby authorizes and directs the Fiscal Agent from funds so provided to it to make or cause to be made payment of the principal of (and premium, if any) and any interest, as the case may be, on the Notes of such Series as set forth herein and in the text of such Notes. The Fiscal Agent shall arrange directly with any Paying Agent who may have been appointed by the Issuer pursuant to the provisions of Section 2 hereof for the payment from funds so paid by the Issuer of the principal of (and premium, if any) and any interest on the Notes of such Series as set forth herein and in the text of such Notes. Any such Paying Agent shall provide to the Fiscal Agent as promptly as practicable after the interest payment date, maturity date or redemption date a certificate as to the Notes (or any coupons appertaining thereto) so paid by the Paying Agent. Notwithstanding the foregoing, the Issuer may provide directly to a Paying Agent funds for the payment of the principal of (and premium, if any) and any interest payable thereon under an agreement with respect to such funds containing substantially the same terms and conditions set forth in this Section 4(a) and in Section 8(b) hereof, provided, the Fiscal Agent receives notice of such arrangement no later than ten Business Days prior to such payment (unless the Fiscal Agent agrees to accept shorter notice) and consents to such arrangement; and the Fiscal Agent shall have no responsibility with respect to any funds so provided by the Issuer to any such Paying Agent. Unless otherwise specified in a particular Series of Notes, as used herein the term “Business Day” means a day on which (i) commercial banks and foreign exchange markets are open in the city in which the Corporate Trust Office of the Fiscal Agent is located and in the principal financial center for the currency in which the relevant Series of Notes is denominated (which in the case of the euro shall be Frankfurt) and (ii) the Trans-European Automated Real-Time Gross Settlement Express Transfer System (the “TARGET System”) or its successor is operational.

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     The Issuer will deliver to the Fiscal Agent, on or prior to (in the case of Deutsche Bank AG as Fiscal Agent) 10:00 A.M. (Frankfurt time) or (in the case of Bankers Trust Company as Fiscal Agent) 10:00 A.M. (New York time), two Business Days prior to each date on which a payment of principal of (and premium, if any) or any interest on the Notes of a Series shall become due, as set forth in the text of the Notes of such Series, an irrevocable confirmation (by tested telex or authenticated SWIFT MT 100 Message) of its intention to make such payment.

     Any interest on Registered Notes of a Series shall be paid, unless otherwise provided in the text of the Notes of such Series, to the persons in whose names such Notes are registered (the “registered holders”) on the register maintained pursuant to Section 6 hereof at the close of business on the record dates designated in the text of the Notes of such Series. Principal of (and premium, if any, on) registered Notes of a Series shall be payable at the Corporate Trust Office of the Fiscal Agent and at the offices of such other Paying Agents as the Issuer shall have appointed pursuant to Section 2 hereof. Payments of principal (and premium, if any) shall be made against surrender of registered Notes of such Series, and payments of any interest on registered Notes of a Series shall be made, subject to applicable laws and regulations, as set forth in the text of said Notes; provided that payment of interest on registered Notes of any Series may be made directly by the Issuer by check mailed to the person entitled thereto as provided in the text of such Notes. Payments of principal of (and premium, if any) or any interest on the Notes of any Series denominated in Dollars may be made, in the case of a registered holder of at least the minimum principal amount of Notes of such Series specified therein (which minimum amount, if no such minimum is so specified, will be deemed to be $1,000,000), by wire transfer to a United States dollar account maintained by the payee with a bank in The City of New York or in Western Europe, provided that such registered holder so elects by giving written notice to the Fiscal Agent or a Paying Agent designating such account no later than 30 days immediately preceding the relevant interest payment date (or such other date as the Fiscal Agent may accept in its discretion). Unless such designation is revoked, any such designation made by such holder with respect to such Notes shall remain in effect with respect to any future payments with respect to such Notes payable to such holder.

     Any interest on Bearer Notes of a Series shall be payable by check or wire transfer upon surrender of any applicable coupon, and principal of (and premium, if any, on) Bearer Notes of such Series shall be payable by check or wire transfer upon surrender of such Notes, at such offices or agencies of the Fiscal Agent or any Paying Agent outside the United States as the Issuer may from time to time designate, unless the Issuer shall have otherwise instructed the Fiscal Agent in writing, or additionally or alternatively, in such other manner as may be set forth or provided for in the Notes of such Series. No such check that is mailed shall be mailed to an address in the United States, nor shall any transfer made in lieu of payment by check be made to an account maintained by the payee with a bank in the United States. The Fiscal Agent and each other Paying Agent shall not, and the Issuer shall not instruct the Fiscal Agent or any Paying Agent to, make such payments on Bearer Notes of a Series at an office or agency located in the United States unless such payments are to be made in U.S. dollars and payment of the full amount so payable at each office of the Fiscal Agent and of each Paying Agent outside the United States appointed and maintained by the Issuer in accordance with Section 2 hereof is illegal or effectively precluded by reason of the imposition of exchange controls or other similar restrictions on the full payment or receipt of such amount in U.S. dollars.

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     If the Fiscal Agent pays out any amount due under the terms of the Notes on or after the due date of such payment on the assumption that the Issuer has transferred or will transfer to the Fiscal Agent the necessary funds therefor and the Issuer does not deliver the necessary funds therefor prior to the time the Fiscal Agent makes such payment, then the Issuer shall on demand reimburse the Fiscal Agent for the relevant amount, and pay interest to the Fiscal Agent on such amount from the date on which such amount is paid out by the Fiscal Agent to the date of reimbursement at a rate per annum equal to the cost to the Fiscal Agent of funding the amount paid out, as certified by the Fiscal Agent and expressed as a rate per annum.

     Interest on Notes of a Series in which the rate of interest is a fixed rate will be computed on a basis of a 360-day year of twelve 30-day months unless otherwise provided in the Notes of such Series.

     (b)  Withholding; Payment of Additional Amounts. In respect of the Notes of any Series issued hereunder, if any payment of principal of (or premium, if any) or any interest or other amounts on such Notes shall be subject to deduction or withholding for or on account of any tax, duty, assessment or other governmental charge imposed by the Republic, then at least 10 days prior to the first date of such payment on the Notes of such Series and at least 10 days prior to each date, if any, of payment of principal (or premium, if any) or any interest thereafter, if there has been any change with respect to the matters set forth in the below-mentioned certificate, the Issuer will furnish the Fiscal Agent and each other Paying Agent with a certificate of an Authorized Officer specifying, by country, the amount, if any, required to be deducted or withheld on such payment to holders of such Notes or any coupon appertaining thereto, and the Issuer will pay or cause to be paid to such Paying Agent such additional amounts, if any, as may be required by the terms of such Notes to be paid. The Issuer agrees to indemnify the Fiscal Agent and each other Paying Agent for, and to hold each of them harmless against, any loss, liability or expense reasonably incurred by it without negligence or bad faith on its part arising out of or in connection with actions taken or omitted by it in reliance on any certificate furnished pursuant to this subsection (b).

     (c)  Cancellation. All Notes, together with all coupons appertaining thereto, delivered to the Fiscal Agent (or any other agent appointed by the Issuer pursuant to Section 2 hereof) for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment as provided herein or in the Notes, and all coupons paid through the application of interest installments, shall be marked “cancelled” and, in the case of any other such agent, forwarded to the Fiscal Agent. If any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, the Issuer may deliver such Note to the Fiscal Agent for cancellation together with a written statement stating that such Note has never been issued and sold by the Issuer. All such Notes shall be destroyed by the Fiscal Agent or such other person as may be jointly designated by the Issuer and the Fiscal Agent, and the Fiscal Agent or such other person shall thereupon furnish certificates of such destruction to the Issuer.

     (d)  Instructions of the Republic to Banco Central.

     The Issuer hereby irrevocably and unconditionally agrees that each payment to be made by the Issuer under this Agreement and the Notes shall be effected through Banco Central, and to

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that effect in connection with the issuance of each Series of Notes it shall instruct Banco Central to remit (as and to the extent provided in Section 2(a) of the Banco Central Undertaking to be delivered in connection with each issuance of Notes, the form of which is attached hereto as Exhibit F) an amount equal to each payment of principal (and premium, if any) any interest (including Additional Amounts), or other amounts required to be paid by the Issuer for the benefit of the holders and the Paying Agents to the person, at the time and place, and in the manner provided in this Agreement and the Notes. In this regard, the Issuer irrevocably and unconditionally agrees to deposit, from time to time, at Banco Central, in the accounts specially established for this purpose, the Bolivars required for each payment prior to the date such payment is required to be made and to deliver, in a timely manner, to Banco Central the authorizations necessary for it to effect the required conversion of Bolivars into the currency in which the Notes are denominated. The Issuer agrees that no such deposit of funds with Banco Central shall be deemed to constitute payment to any holder or any Paying Agent of any amount payable to such holder or Paying Agent and further agrees that nothing in this Section or in the Banco Central Undertaking shall excuse any failure by the Issuer to pay any amount on the date such payment is required to be made by the Issuer by the terms of this Agreement and the Notes or otherwise affect an any way any of the rights of any holders or any Paying Agent. The Issuer agrees that, in the event that any payment required to be made by the Issuer hereunder or under any Note is not effected through Banco Central at or prior to the time such payment is required to be made by the terms of this Agreement and the Notes, it will effect such payment in accordance with the terms of this Section or the relevant provisions of such Note.

     (e)  References to Include Additional Amounts. All references in this Agreement to principal, premium, interest and other amounts payable in respect of Notes of any Series shall, unless the context otherwise requires, be deemed to mean and include all Additional Amounts, if any, payable in respect thereof as set forth herein or in the text of the Notes of such Series.

5. Exchange of Notes.

     (a)  General. The Fiscal Agent, or its duly authorized agent, is hereby authorized from time to time, in accordance with and subject to the provisions of the Notes and of this Agreement (including Section 1 hereof and this Section 5) to authenticate and deliver:

(i) Notes of a Series in exchange for or in lieu of Notes of such Series of like tenor and form which become mutilated, defaced, destroyed, stolen or lost;

(ii) registered Notes of a Series of authorized denominations in exchange for a like aggregate principal amount of registered Notes of such Series of like tenor and form;

(iii) if Bearer Notes of a Series are authorized to be issued, registered Notes of such Series of authorized denominations in exchange for a like aggregate principal amount of Bearer Notes of such Series of like tenor and form;

(iv) if Notes of a Series are subject to partial repayment, Notes of a Series of authorized denominations of a like tenor and form as the Notes so

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surrendered in exchange for the unredeemed portion of any Notes of such Series redeemed in part only; and

(v) if specifically so provided by the provisions of the Notes of a Series, Notes of such Series in exchange for Notes of another Series.

     Notwithstanding any provision hereof, and unless otherwise provided in the Notes or the applicable Notification, (i) no holder of Notes will be entitled to exchange any Notes during a period beginning at the opening of business 15 days before any selection of Notes of the same Series and of like tenor to be redeemed and ending on the relevant date of redemption, and (ii) if any registered Note is surrendered for exchange in whole or in part after the close of business at the office or agency where such surrender occurs on any record date for the payment of interest on such Note and before the opening of business at such office or agency on the corresponding interest payment date, interest will not be payable on such interest payment date in respect of any Note issued in exchange therefor, but will be payable on such interest payment date only to the person to whom interest in respect of the Note (or portion thereof) so surrendered is payable.

     (b)  Bearer and Registered Notes. Bearer Notes may not be issued in exchange for Registered Notes. All Bearer Notes of a Series surrendered for exchange for other Notes of such Series shall have attached thereto all unmatured coupons and all matured coupons in default appertaining thereto. Each Note authenticated and delivered upon any transfer or exchange for or in lieu of the whole or any part of any Note shall carry all the rights, if any, to interest accrued and unpaid and to accrue that were carried by the whole or such part of such Note. Each new Note, if a registered Note, shall be so dated, and, if a bearer Note, shall have attached thereto such coupons, so that neither gain nor loss in interest shall result from such transfer or exchange.

     (c)  U.S. Global Notes. (i) Unless otherwise provided in the applicable Notification, a U.S. Global Note shall not be exchanged in whole or in part for a Note registered in the name of any person other than the U.S. Depositary for such Note or one or more nominees thereof; provided that a U.S. Global Note may also be exchanged in whole or in part for Notes registered in the names of any person designated by the U.S. Depositary for such Note in the event that (y) such U.S. Depositary has notified the Issuer that it is unwilling or unable to continue as U.S. Depositary for such Note or such U.S. Depositary has ceased to be a “clearing agency” registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or (z) an Event of Default (as defined in such Note) has occurred and is continuing with respect to such Note. Any U.S. Global Note exchanged pursuant to clause (y) above shall be so exchanged in whole and not in part and any U.S. Global Note exchanged pursuant to clause (z) above may be exchanged in whole or from time to time in part as directed by the U.S. Depositary therefor. Unless registered in the name of a person other than the applicable U.S. Depositary or its nominee, any Note issued in exchange for a U.S. Global Note or portion thereof shall be a U.S. Global Note.

(ii)  Notes issued in exchange for a U.S. Global Note or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such U.S. Global Note or the portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the U.S. Depositary shall designate and shall bear the applicable legends provided for herein. Any U.S. Global Note to be exchanged in whole shall be surrendered by the U.S. Depositary therefor to the Transfer Agent

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located in The City of New York, to be so exchanged. With regard to any U.S. Global Note to be exchanged in part, either such Note shall be so surrendered for exchange or, if the Fiscal Agent is acting as custodian for the U.S. Depositary therefor or its nominee, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Fiscal Agent (and, if so contemplated by such Note, an appropriate notation made on such Note). Upon any such surrender or adjustment, the Fiscal Agent shall authenticate and deliver the Notes issuable on such exchange to or upon the order of the U.S. Depositary therefor or an authorized representative thereof.

     (d)  International Global Notes. An International Global Note may be exchanged, in whole or from time to time in part, for other Notes of such Series, which may be issued as International Global Notes or in non-global form, all if and as established pursuant to the applicable Notification and the Notes and this Agreement; provided, that an International Global Note may also be exchanged in whole or in part for notes in definitive form in the event that (y) such International Global Note is deposited with or on behalf of Clearstream, Luxembourg, Clearstream Frankfurt or Euroclear or any alternative clearing system and such clearing system is closed for business for a continuous period of fourteen days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so or (z) an Event of Default (as defined in such Note) has occurred and is continuing with respect to such International Global Note. Any International Global Note to be so exchanged shall be surrendered to the Fiscal Agent for exchange; provided that, if such Note so provides and is to be exchanged in part only, then, in lieu of such surrender, the principal amount thereof may be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment on the records of the Fiscal Agent (and, if so contemplated by such Note, any appropriate notation made on such Note). Upon any such surrender or adjustment, the Fiscal Agent shall arrange for the authentication and delivery, in exchange for each portion of such International Global Note to be exchanged and without charge to the holders, of an equal aggregate principal amount of Bearer Notes and/or registered Notes of the same Series of authorized denominations and of like tenor as such portion, in such combination thereof as shall be communicated to the Fiscal Agent by Euroclear, Clearstream, Luxembourg or Clearstream, Frankfurt, and, if in registered form, registered in such name as may be so communicated to the Fiscal Agent. With respect to any remaining portion of an International Global Note so surrendered for partial exchange, the Fiscal Agent shall arrange for the authentication and delivery, in exchange for such remaining portion and without charge to the holder, of a new International Global Note of the same Series and of like tenor and form having an equal principal amount.

6. Registration, Transfer and Exchange of Notes.

     (a)  Register. The Fiscal Agent, as agent of the Issuer for this purpose, shall maintain at its Corporate Trust Office a register for each Series of Notes issued in whole or in part in registered form for the registration of Notes of such Series and the registration of transfers and exchanges thereof. Upon presentation for transfer or exchange of any Note at the office of any Transfer Agent accompanied by a written instrument of transfer or exchange in the form approved by the Issuer (it being understood that, until notice to the contrary is given to holders of Notes in accordance with the terms of such Notes and this Agreement, the Issuer shall be deemed to have approved the form of instrument of transfer or exchange, if any, printed on the definitive

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form of any Note issued in registered form), executed by the registered holder of such Note, in person or by such holder’s attorney thereunto duly authorized in writing, such Note shall be transferred upon the register for the Notes, and a new Note shall be authenticated and issued in the name of the transferee. No transfer of a Note (other than a bearer Note) to any person shall be effective under this Agreement or such Note unless and until such Note has been registered in the name of such person.

     (b)  Transfers of U.S. Global Notes. Notwithstanding any other provision of this Agreement or the Notes of any Series, transfers of a U.S. Global Note, in whole or in part, and transfers of interests therein of the kind described in clauses (ii), (iii) and (iv) below, shall be made only in accordance with this Section 6(b), and all transfers of an interest in any Regulation S Global Note shall comply with Section 6(b)(vi) below.

(i) General. A U.S. Global Note may not be transferred, in whole or in part, to any person other than the U.S. Depositary or a nominee thereof, and no such transfer to any such other person may be registered; provided that this clause (i) shall not prohibit any transfer of a Note that is issued in exchange for a U.S. Global Note but is not itself a U.S. Global Note. Nothing in this Section 6(b)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a U.S. Global Note effected in accordance with the other provisions of this Section 6(b).

(ii) Restricted Global Note to Regulation S Global Note. If the holder of a beneficial interest in any Restricted Global Note wishes at any time to transfer such interest to a person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note of the same Series and of like tenor, such transfer may be effected, subject to the rules and procedures of the U.S. Depositary therefor, Euroclear, Clearstream, Luxembourg or Clearstream, Frankfurt, in each case to the extent applicable (the “Applicable Procedures”) and only in accordance with the provisions of this Section 6(b)(ii). Upon receipt by the Fiscal Agent, as Transfer Agent, at its office in The City of New York of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Fiscal Agent to credit or cause to be credited to a specified Agent Member’s account a beneficial interest in such Regulation S Global Note in a principal amount equal to that of the beneficial interest in such Restricted Global Note to be so transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and the Euroclear, Clearstream, Luxembourg or Clearstream, Frankfurt account, as the case may be, for which such Agent Member’s account is held) to be credited with, and the account of the Agent Member to be debited for, such beneficial interest, and (3) a certificate in substantially the form of Exhibit F attached hereto given by the holder of such beneficial interest, the Fiscal Agent, as Transfer Agent, shall instruct the U.S. Depositary therefor to reduce the principal amount of such Restricted Global Note, and to increase the principal amount of such Regulation S Global Note (and, if so contemplated by such Note, an appropriate notation made on each such Note), by the principal amount of the beneficial interest in such Restricted Global Note to be so transferred, and to credit or cause to be credited to the account of

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the person specified in such instructions (which shall be the Agent Member for any one or more than one of Euroclear, Clearstream, Luxembourg or Clearstream, Frankfurt, as the case may be) a beneficial interest in such Regulation S Global Note having a principal amount equal to the amount by which the principal amount of such Restricted Global Note was reduced upon such transfer.

(iii) Restricted Global Note to Unrestricted Global Note. If the holder of a beneficial interest in any Restricted Global Note wishes at any time to transfer such interest to a person who wishes to take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same Series and of like tenor, such transfer may be effected, subject to the Applicable Procedures and only in accordance with this Section 6(b)(iii). Upon receipt by the Fiscal Agent, as Transfer Agent, at its office in The City of New York of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Fiscal Agent to credit or cause to be credited to a specified Agent Member’s account a beneficial interest in such Unrestricted Global Note in a principal amount equal to that of the beneficial interest in such Restricted Global Note to be so transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and, in the case of any such transfer pursuant to Regulation S, the Euroclear, Clearstream, Luxembourg or Clearstream, Frankfurt account, as the case may be, for which such Agent Member’s account is held) to be credited with, and the account of the Agent Member to be debited for, such beneficial interest, and (3) a certificate in substantially the form of Exhibit G attached hereto given by the holder of such beneficial interest, the Fiscal Agent, as Transfer Agent, shall instruct the U.S. Depositary therefor to reduce the principal amount of such Restricted Global Note, and to increase the principal amount of such Unrestricted Global Note (and, if so contemplated by such Note, an appropriate notation made on each such Note) by the principal amount of the beneficial interest in such Restricted Global Note to be so transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in such Unrestricted Global Note having a principal amount equal to the amount by which the principal amount of such Restricted Global Note was reduced upon such transfer.

(iv) Regulation S Global Note or Unrestricted Global Note to Restricted Global Note. If the holder of a beneficial interest in any Regulation S Global Note or Unrestricted Global Note wishes at any time to transfer such interest to a person who wishes to take delivery thereof in the form of a beneficial interest in a Restricted Global Note of the same Series and of like tenor, such transfer may be effected, subject to the Applicable Procedures and only in accordance with this Section 6(b)(iv). Upon receipt by the Fiscal Agent, as Transfer Agent, at its office in The City of New York of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member, directing the Fiscal Agent to credit or cause to be credited to a specified Agent Member’s account a beneficial interest in such Restricted Global Note in a principal amount equal to that of the beneficial interest in such Regulation S

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Global Note or Unrestricted Global Note to be so transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with, and the account of the Agent Member (or, if such account is held for Euroclear, Clearstream, Luxembourg or Clearstream, Frankfurt, the Euroclear, Clearstream, Luxembourg or Clearstream, Frankfurt account, as the case may be) to be debited for, such beneficial interest, and (3) with respect to a transfer of a beneficial interest in such Regulation S Global Note (but not such Unrestricted Global Note), a certificate substantially in the form of Exhibit H attached hereto given by the holder of such beneficial interest, the Fiscal Agent, as Transfer Agent, shall instruct the U.S. Depositary therefor to reduce the principal amount of such Regulation S Global Note or Unrestricted Global Note, as the case may be, and to increase the principal amount of such Restricted Global Note (and, if so contemplated by such Note, an appropriate notation made on each such Note), by the principal amount of the beneficial interest in such Regulation S Global Note or Unrestricted Global Note to be so transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in such Restricted Global Note having a principal amount equal to the amount by which the principal amount of such Regulation S Global Note or Unrestricted Global Note, as the case may be, was reduced upon such transfer.

(v) Other Exchanges. In the event that a U.S. Global Note or any portion thereof is exchanged for Notes that are not U.S. Global Notes, such other Notes may in turn be exchanged (on transfer or otherwise) for Notes of the same Series and of like tenor that are not U.S. Global Notes, or for beneficial interests in a U.S. Global Note of the same Series and of like tenor (if any is then Outstanding), only in accordance with such procedures, which shall be substantially consistent with the provisions of clauses (i) through (iv) above (including the certification requirements intended to insure that transfers of beneficial interests in such U.S. Global Note comply with Rule 144A, Rule 144 (“Rule 144”) or Regulation S under the Securities Act, as the case may be), as may be from time to time adopted by the Issuer and the Fiscal Agent, and any Applicable Procedures.

(vi) Interests in Regulation S Global Note to be Held Through Euroclear, Clearstream, Luxembourg or Clearstream, Frankfurt. Until the termination of the Restricted Period with respect to any Regulation S Global Note, beneficial interests therein may be held only through Agent Members acting for and on behalf of Euroclear, Clearstream, Luxembourg or Clearstream, Frankfurt, provided that this clause (vi) shall not prohibit any transfer in accordance with Section 6(b)(iv) hereof.

(vii) International Global Notes. If all Notes represented by an International Global Note are offered and sold pursuant to Regulation S, such International Global Note may be designated, pursuant to the applicable Notification, as a Regulation S Global Note. In such event, the procedures for transfer of beneficial interests in Regulation S Global Notes, Unrestricted Global

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Notes and Restricted Global Notes set forth in this Section 6 shall, if so established pursuant to the applicable Notification, apply to such International Global Note, with such modification as may be necessary to reflect the involvement of the Common Depositary and similar matters, all as may be established pursuant to the applicable Notification, subject in all cases to the provisions hereof regarding exchanges and deliveries of Bearer Notes.

     (c)  Successive Transfers and Exchanges. Successive registrations of transfer and exchange of Notes of any Series as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Note register with respect to such Series. No service charge shall be made for any registration of transfer or exchange of Notes, but the Fiscal Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith and any other amounts required to be paid by the provisions of the Notes.

     (d)  Provision of Information by Transfer Agent. Any Transfer Agent appointed pursuant to Section 2 hereof shall provide to the Fiscal Agent such information as the Fiscal Agent may reasonably require in connection with the delivery by such Transfer Agent of Notes upon transfer or exchange of Notes.

     (e)  Periods When Registration Need Not Be Made. No Transfer Agent shall be required to make registrations of transfer or exchange of Notes during any periods designated in the text of the Notes as periods during which such registration of transfer and exchanges need not be made.

     (f)  Legends. If any Note is issued upon the transfer, exchange or replacement of another Note that does not bear a legend setting forth restrictions on transfer that are intended to ensure compliance with the Securities Act (the “Legend”), the Note so issued shall not bear the Legend. If any Note is issued upon the transfer, exchange or replacement of another Note bearing the Legend, or if a request is made to remove the Legend on any Note, the Note so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Issuer such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as may be reasonably required by the Issuer that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such Notes are not “restricted securities” within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Fiscal Agent, at the direction of the Issuer, shall authenticate and deliver a Note that does not bear the Legend. The Issuer agrees to indemnify the Fiscal Agent for, and to hold it harmless against, any loss, damages, claim, liability or expense, including the fees and expenses of counsel, reasonably incurred, arising out of or in connection with actions taken or omitted by the Fiscal Agent in respect of Notes issued in reliance upon such legal opinion and the delivery of a Note that does not bear a Legend.

     (g)  Notes Purchased by Issuer. The Issuer or any person that constitutes an affiliate of the Issuer within the meaning of the Securities Act may at any time purchase Notes in the open market or otherwise at any price. Any Note so purchased by the Issuer (including upon any

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redemption) shall be promptly surrendered to the Fiscal Agent for cancellation and shall not be re-issued or resold.

7. Sinking Fund and Optional Redemption.

     The Issuer hereby authorizes and directs the Fiscal Agent to administer the sinking fund with respect to the Notes of any Series having a mandatory sinking fund or similar provision in accordance with the provisions set forth in the text of the Notes of such Series. In the event that the provisions of the Notes of a Series permit the Issuer to redeem Notes of such Series at its option, the Issuer shall, unless otherwise provided in the text of the Notes of such Series, give written notice to the Fiscal Agent of the principal amount of Notes of such Series to be so redeemed not less than 60 days prior to the optional redemption date. All notices of redemption of the Notes of a Series shall be made in the name and at the expense of the Issuer and shall be given in accordance with the provisions applicable thereto set forth in the Notification relating to or the text of the Notes of such Series. In the event that the provisions set forth in the Notification or in the text of the Notes of a Series permit the Issuer to redeem Notes of such Series only upon the occurrence or satisfaction of a condition or conditions precedent thereto, prior to the giving of notice of redemption of the Notes of such Series, the Issuer shall if so required by the provisions applicable thereto set forth in the applicable Notification or in the text of the Notes of such Series deliver to the Fiscal Agent a certificate of an Authorized Officer stating that the Issuer is entitled to effect such redemption and setting forth in reasonable detail a statement of facts showing that such condition or conditions precedent have occurred or been satisfied. In the event that the provisions of the Notes of a Series permit the holders thereof, at their option, to cause the Issuer to redeem such Notes, the Issuer shall, as contemplated by Section 4 hereof, arrange with the Fiscal Agent (and each Paying Agent for the purpose, if applicable) for the provision of funds sufficient to make payments to such holders in respect of such redemptions, and the Fiscal Agent shall, upon provision of such funds, make payments to such holders and provide to the Issuer from time to time reasonably detailed information as to such redemptions.

     Whenever less than all the Notes of a Series at any time Outstanding are to be redeemed at the option of the Issuer, the particular Notes of such Series to be redeemed shall be selected not more than 60 days prior to the redemption date by the Fiscal Agent from the Outstanding Notes of such Series not previously called for redemption, by such method as is specified in the text of Notes of that Series, which method may provide for the selection for redemption of portions of the principal amount of Notes of such Series the minimum denominations of which, if any, will be specified in the text of the Notes of such Series. Upon any partial redemption of a Note of a Series, the Fiscal Agent shall authenticate and deliver in exchange therefor one or more Notes of such Series, of any authorized denomination and like tenor as requested by the holder thereof, in aggregate principal amount equal to the unredeemed portion of the principal of such Note.

8. Conditions of Fiscal Agent’s Obligations.

     The Fiscal Agent accepts its obligations set forth in this Agreement upon the terms and conditions hereof, including the following, to all of which the Issuer agrees and to all of which the rights of holders from time to time of Notes are subject:

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     (a)  Compensation and Indemnity. The Fiscal Agent shall be entitled to reasonable compensation as agreed with the Issuer (which from time to time may be reviewed and modified by mutual agreement between the Fiscal Agent and the Issuer) for all services rendered by it, and the Issuer agrees promptly to pay such compensation and to reimburse the Fiscal Agent for the out-of-pocket expenses (including counsel fees, advertising fees and insurance costs) reasonably incurred by it in connection with its services hereunder, all as specified in a separate letter agreement to be entered into among the Issuer, Deutsche Bank AG and Bankers Trust Company. The Issuer also agrees to indemnify the Fiscal Agent and its directors, officers, employees and controlling persons for, and to hold it harmless against, any loss, damage, claim, liability or expense, including the fees and expenses of counsel, incurred without negligence or bad faith, arising out of or in connection with its acting as Fiscal Agent hereunder (including compliance with Rule 144A, Rule 144, Regulation S and any provisions of the securities laws of the United States), as well as the costs and expenses of defending against any claim of liability.

     (b)  Agency. In acting under this Agreement and in connection with the Notes, the Fiscal Agent is acting solely as agent of the Issuer and does not assume any responsibility for the correctness of the recitals in the Notes (except for the correctness of the statement in its certificate of authentication thereon) or any obligation or relationship of agency or trust, for or with any of the owners or holders of the Notes, except that all funds held by the Fiscal Agent for the payment of principal of (and premium, if any) and any interest on the Notes shall be held in trust for such owners or holders, as the case may be, as set forth herein and in the Notes; provided, however, that monies held in respect of any Notes remaining unclaimed at the end of two years after such principal (and premium, if any) and such interest shall have become due and payable (whether at maturity or otherwise) and monies sufficient therefor shall have been duly made available for payment shall, together with any interest thereon, be repaid to the Issuer. Upon such repayment, the aforesaid trust with respect to the Notes shall terminate and all liability of the Fiscal Agent and any other Paying Agents with respect to such funds shall thereupon cease.

     (c)  Advice of Counsel. The Fiscal Agent and any Paying Agent or Transfer Agent appointed by the Issuer pursuant to Section 2 hereof may consult with their respective counsel or other counsel satisfactory to them, and the written advice or written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by them hereunder in good faith and without negligence and in accordance with such opinion.

     (d)  Reliance. The Fiscal Agent and any Paying Agent or Transfer Agent appointed by the Issuer pursuant to Section 2 hereof shall each be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Note or coupon, notice, direction, consent, certificate, affidavit, statement, or other paper or document believed by it, in good faith and without negligence, to be genuine and to have been passed or signed by the proper parties.

     (e)  Interest in Notes, etc. The Fiscal Agent, any Paying Agent or Transfer Agent appointed by the Issuer pursuant to Section 2 hereof and their respective officers, directors and employees may become the owners of, or acquire any interest in, any Notes or coupons, with the same rights that they would have if they were not the Fiscal Agent, such other Paying Agent or Transfer Agent or such person, and may engage or be interested in any financial or other

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transaction with the Issuer, and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or other obligations of the Issuer, as freely as if they were not the Fiscal Agent, such other Paying Agent or Transfer Agent or such person.

     (f)  Non-Liability for Interest. Except as expressly provided for in this Agreement, and subject to any agreement between the Issuer and the Fiscal Agent to the contrary, the Fiscal Agent shall not be under any liability for interest on monies at any time received by it pursuant to any of the provisions of this Agreement or of the Notes.

     (g)  Certifications. Whenever in the administration of this Agreement the Fiscal Agent shall deem it necessary or desirable that a matter of fact be proved or established prior to taking, suffering or omitting any action hereunder, the Fiscal Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith or negligence on its part, rely upon a certificate signed by any person authorized by or pursuant to the Notification and delivered to the Fiscal Agent as to such matter of fact.

     (h)  No Implied Obligations. The duties and obligations of the Fiscal Agent and the Issuer shall be determined solely by the express provisions of this Agreement, and neither the Fiscal Agent nor the Issuer shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement and the Notes, as applicable, and no implied covenants or obligations shall be read into this Agreement against the Fiscal Agent or the Issuer. Nothing in this Agreement shall be construed to require the Fiscal Agent to advance or expend its own funds; provided, however, that the Fiscal Agent may not refuse or fail to perform any of its duties hereunder solely as a result of nonpayment by the Issuer of the Fiscal Agent’s fees.

     (i)  Other Agents. The Issuer hereby acknowledges and agrees that each Paying Agent, Transfer Agent or other agent appointed hereunder shall, in the exercise of the duties and obligations contemplated by such appointment, be provided the same rights, protections and indemnities as is provided the Fiscal Agent under this Section 8.

9. Resignation and Appointment of Successor

     (a)  Fiscal Agent and Other Paying Agents. The Issuer agrees, for the benefit of the holders from time to time of the Notes of a Series, that there shall at all times be a Fiscal Agent hereunder that shall be a bank or trust company organized and doing business under the laws of Germany, the United Kingdom or the United States of America, in good standing and having an established place of business in Frankfurt, London or The City of New York, as the case may be, and authorized under such laws to exercise corporate trust powers, until all the Notes of such Series authenticated and delivered hereunder (i) shall have been delivered to the Fiscal Agent for cancellation or (ii) become due and payable and monies sufficient to pay the principal of (and premium, if any) and any interest on the Notes of such Series shall have been made available for payment and either paid or returned to the Issuer as provided herein and in such Notes.

     (b)  Resignation. The Fiscal Agent may at any time resign by giving written notice to the Issuer of such intention on its part, specifying the date on which its desired resignation shall become effective, provided that the date so specified shall not be less than 60 days from the date

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on which such notice is given, unless the Issuer agrees to accept shorter notice. The Fiscal Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed on behalf of the Issuer and specifying such removal and the date when it shall become effective, provided that such date shall not be less than 60 days from the date on which such notice is given, unless the Fiscal Agent agrees to accept shorter notice. Notwithstanding the dates of effectiveness of resignation or removal, as the case may be, specified in accordance with the preceding sentences, such resignation or removal shall take effect only upon the appointment by the Issuer, as hereinafter provided, of a successor Fiscal Agent (which, to qualify as such, shall meet the requirements of Section 9(a) hereof), authorized under such laws to exercise corporate trust powers and the acceptance of such appointment by such successor Fiscal Agent. Upon its resignation or removal, the Fiscal Agent shall be entitled to payment by the Issuer pursuant to Section 8 hereof of all amounts due hereunder. If no successor Fiscal Agent is appointed and has accepted such appointment on or before the specified date of resignation or removal, as the case may be, the Fiscal Agent may, with the consent of the Issuer not to be unreasonably withheld, appoint a successor Fiscal Agent on behalf of the Issuer on terms and conditions substantially similar to those set forth in this Agreement.

     (c)  Successors. In case at any time the Fiscal Agent (or any other Paying Agent or Transfer Agent located in a place where, by the terms of the Notes or this Agreement, the Issuer is required to maintain a Paying Agent or Transfer Agent, as the case may be) shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors or consent to the appointment of a receiver of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they severally mature, or if a receiver of it or of all or any substantial part of its property shall be appointed, or if an order of any court shall be entered approving any petition filed by or against it under the provisions of applicable receivership, bankruptcy, insolvency, reorganization or other similar legislation, or if a receiver of it or its property shall be appointed, or if any public officer shall take charge or control of it or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Fiscal Agent, other Paying Agent or Transfer Agent, as the case may be, qualified as aforesaid, shall be appointed by the Issuer by an instrument in writing, filed with the successor Fiscal Agent, other Paying Agent or Transfer Agent, as the case may be, and the predecessor Fiscal Agent, other Paying Agent or Transfer Agent, as the case may be. Upon the appointment as aforesaid of a successor Fiscal Agent or, other Paying Agent, as the case may be, and acceptance by such successor of such appointment, the Fiscal Agent, other Paying Agent or Transfer Agent, as the case may be, so succeeded shall cease to be Fiscal Agent, other Paying Agent or Transfer Agent, as the case may be, hereunder. If no successor Fiscal Agent, other Paying Agent or Transfer Agent, as the case may be, shall have been so appointed by the Issuer and shall have accepted appointment as hereinafter provided, and, in the case of such other Paying Agent or Transfer Agent, if such other Paying Agent or Transfer Agent is the only Paying Agent or Transfer Agent located in a place where, by the terms of the Notes or this Agreement, the Issuer is required to maintain a Paying Agent or Transfer Agent, then any holder of a Note who has been a bona fide holder of a Note for at least six months (which Note, in the case of such other Paying Agent or Transfer Agent, is referred to in this sentence), on behalf of such holder and all others similarly situated, or the Fiscal Agent may petition any court of competent jurisdiction for the appointment of a successor agent. The Issuer shall give prompt written notice to each other Paying Agent of the appointment of a successor Fiscal Agent.

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     (d)  Acknowledgment. Any successor Fiscal Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Issuer an instrument accepting such appointment hereunder, and thereupon such successor Fiscal Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Fiscal Agent hereunder, and such predecessor, upon payment of its compensation and reimbursement of its disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Fiscal Agent shall be entitled to receive, all monies, securities, books, records or other property on deposit with or held by such predecessor as Fiscal Agent hereunder.

     (e)  Merger, Consolidation, etc. Any bank or trust company into which the Fiscal Agent hereunder may be merged, or any bank or trust company resulting from any merger or consolidation to which the Fiscal Agent shall be a party, or any bank or trust company to which the Fiscal Agent shall sell or otherwise transfer all or substantially all the assets and business of the Fiscal Agent, provided that it shall be qualified as aforesaid, shall be the successor Fiscal Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

10. Payment of Taxes.

     The Issuer will pay all stamp and other duties, if any, that may be imposed by the Republic, Germany, the United States of America or any political subdivision thereof or taxing authority of or in the foregoing with respect to this Agreement or the issuance of the Notes.

11. Meetings and Amendments.

     (a)  Calling of Meeting, Notice and Quorum. A meeting of holders of the Notes of a Series may be called, as set forth below, at any time and from time to time to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement or the Notes of such Series to be made, given or taken by the holders of the Notes of such Series or to modify, amend or supplement the terms of the Notes of such Series or this Agreement as hereinafter provided. The Republic may at any time call a meeting of the holders of the Notes of a Series for any such purpose to be held at such time and at such place as the Republic shall determine. Notice of every meeting of holders of the Notes of a Series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given as provided in the terms of the Notes of such Series, not less than 30 nor more than 60 days prior to the date fixed for the meeting. In case of any time the holders of at least 25% in aggregate principal amount of the Outstanding Notes (as defined in paragraph (d) of this Section) of a Series shall, after the occurrence and during the continuance of an Event of Default with respect to the Notes of such Series, have requested the Fiscal Agent to call a meeting of the holders of Notes of such Series for any such purpose, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, the Fiscal Agent shall call such meeting for such purposes by giving notice thereof.

     To be entitled to vote at any meeting of holders of the Notes of a Series a person shall be a holder of Outstanding Notes of such Series or a person duly appointed by an instrument in

23

writing as proxy for such a holder. The persons entitled to vote a majority in principal amount of the Outstanding Notes of a Series shall constitute a quorum. In the absence of a quorum within two hours of the time fixed for any such meeting, the meeting shall be adjourned for a period of not less than 10 days as determined by the chairman of the meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting shall be further adjourned for a period of not less than 10 additional days as determined by the chairman of the meeting. Notice of the reconvening of any adjourned meeting shall be given as provided above except that such notice need be published only once, but must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Subject to the foregoing, at the reconvening of any meeting further adjourned for lack of a quorum, the persons entitled to vote 35% in aggregate principal amount of the Notes at the time outstanding shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the outstanding Notes which shall constitute a quorum. Any Noteholder who has executed an instrument in writing appointing a person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such Noteholder shall be considered as present or voting only with respect to the matters covered by such instrument in writing (which may include authorization to vote on any other matters as may come before the meeting).

     The Fiscal Agent may make such reasonable and customary regulations as it shall deem advisable for the conduct of any meeting of the holders of the Notes of a Series with respect to the proof of the holding of Notes of such Series, the chairmanship of such meeting, the appointment of duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote and such other matters concerning the conduct of the meeting as it shall deem appropriate.

     (b)  Approval. (i)At any meeting of holders of Notes of a Series duly called and held as specified above, upon the affirmative vote, in person and by proxy thereunto duly authorized in writing, of the lesser of (A) the holders of a simple majority in aggregate principal amount of the Notes of such Series then Outstanding or (B) the holders of not less than 66 2/3% in aggregate principal amount of the Notes of such Series then Outstanding represented at such meeting (or of such other percentages as may be set forth in the text of the Notes of such Series with respect to the action being taken), or (ii) with the written consent of the holders of a simple majority in aggregate principal amount of the Notes of such Series then Outstanding (or of such other percentage as may be set forth in the text of the Notes of such Series with respect to the action being taken), the Republic and the Fiscal Agent may modify, amend or supplement the terms of the Notes of such Series or, insofar as respects the Notes of such Series, this Agreement, in any way, and the holders of the Notes of such Series may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement or the Notes of such Series to be made, given or taken by the holders of the Notes of such Series; provided that no such action may, without the consent of the holder of such Note of such Series affected thereby, (A) change the due date for the payment of the principal of (or premium, if any) or any installment of interest on any Note of such Series, (B) reduce the principal amount of any Note of such Series, the portion of such principal amount that is payable upon acceleration of the maturity of such Note, the interest rate thereon or the premium payable upon redemption thereof, (C) change the coin or currency in which or the required place or

24

places at which payment with respect to interest, premium or principal in respect of the Notes of such Series is payable, (D) shorten the period during which the Republic is not permitted to redeem the Notes of such Series, or permit the Republic to redeem the Notes of such Series if, prior to such action, the Republic is not permitted so to do, (E) reduce the proportion of the principal amount of the Notes of such Series the vote or consent of the holders of which is necessary to modify, amend or supplement this Agreement or the terms and conditions of the Notes of such Series or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given or (F) change the obligation of the Republic to pay Additional Amounts (as defined in Exhibit I attached hereto).

     The Republic and the Fiscal Agent may, without the vote or consent of any holder of the Notes of any Series, amend this Agreement or the Notes of such Series for the purpose of (1) adding to the covenants of the Republic for the benefit of the holders of the Notes of such Series, (2) surrendering any right or power conferred upon the Republic, (3) securing the Notes of such Series pursuant to the requirements of the Notes or otherwise, (4) curing any ambiguity, or curing, correcting or supplementing any defective provision hereof or of the Notes of such Series, or (5) amending this Agreement or the Notes of such Series in any manner that the Republic and the Fiscal Agent may determine and that shall not be inconsistent with the Notes of such Series and that shall not adversely affect the interest of any holder of the Notes of such Series in any material respect.

     It shall not be necessary for the vote or consent of the holders of the Notes of a Series to approve the particular form of any proposed modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action, but it shall be sufficient if such vote or consent shall approve the substance thereof.

     (c)  Binding Nature of Amendments, Notices, Notations, etc. Any instrument given by or on behalf of any holder of a Note of a Series in connection with any consent to or vote for any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Note or any Note issued directly or indirectly in exchange or substitution therefor or in lieu thereof. Any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action is made upon the Notes of such Series. Notice of any modification or amendment of, supplement to, or request, demand, authorization, direction, notice, consent, waiver or other action with respect to the Notes of a Series or this Agreement (other than for purposes of curing any ambiguity or of curing, correcting or supplementing any defective provision hereof or thereof) shall be given to each holder of Notes affected thereby, in all cases as provided in the Notes of such Series.

     Notes of a Series authenticated and delivered after the effectiveness of any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may bear a notation in the form approved by the Fiscal Agent and the Republic as to any matter provided for in such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action. New Notes of such Series modified to conform, in the opinion of the Fiscal Agent and the Republic, to any

25

such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may, but need not, be prepared by the Republic, authenticated by the Fiscal Agent (or any authenticating agent appointed pursuant to Section 3 hereof) and delivered in exchange for Outstanding Notes of such Series.

     (d)  “Outstanding” Defined. For purposes of this Agreement and the Notes, any Note authenticated and delivered pursuant to this Agreement shall, as of any date of determination, be deemed to be “Outstanding”, except:

(i) Notes theretofore cancelled by the Fiscal Agent or delivered to the Fiscal Agent for cancellation;

(ii) Notes that have been called for redemption in accordance with their terms or that have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the principal thereof (and premium, if any) and any interest thereon shall have been made available to the Fiscal Agent; or

(iii) Notes in lieu of or in substitution for which other Notes shall have been authenticated and delivered pursuant to this Agreement;

     provided that in determining whether the holders of the requisite principal amount of Outstanding Notes of a Series are present at a meeting of holders of the Notes of such Series for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement hereunder, Notes of such Series owned by the Republic shall be disregarded and deemed not to be Outstanding. In determining whether the Fiscal Agent shall be protected relying upon any such request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement, only Notes that the Fiscal Agent knows to be so owned shall be so disregarded.

     (e)  Provisions in Specific Series. The Notes of any Series may contain provisions governing (i) meetings of holders of Notes of such Series or (ii) amendments to the Notes of such Series or to this Agreement (insofar as respects the Notes of such Series), in which case such provisions shall replace the provisions of this Section 11 insofar as respects the Notes of such Series.

12. Governing Law.

     THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS EXCEPT THAT ALL MATTERS GOVERNING AUTHORIZATION AND EXECUTION OF THIS AGREEMENT BY THE ISSUER SHALL BE GOVERNED BY THE LAWS OF THE REPUBLIC.

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13.	Notices.

     All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing, shall specify this Agreement by name and date and shall identify the Notes to which such notices or communications relate, and (a) if sent to Deutsche Bank AG as Fiscal Agent shall be delivered, or transmitted by facsimile or registered mail, first class postage prepaid, to it at Grosse Gallustr. 10-14, 60272 Frankfurt am Main, Germany, Facsimile No. (4969) 9103-8395, Attention: Corporate Trust and Agency Services, (b) if sent to Bankers Trust Company as Fiscal Agent shall be delivered, or transmitted by facsimile or registered mail, first class postage prepaid, to it at Four Albany Street, New York, New York, United States of America, Facsimile No. (212) 250-0933, Attention: Corporate Trust and Agency Services or (c) if sent to the Issuer shall be delivered or transmitted by hand, facsimile or reputable international courier, postage prepaid to it at:

Ministerio de Finanzas de la Republica Bolivariana de Venezuela
Direccion General Sectorial de Finanzas Publicas
Esquina de Carmelitas
Avenida Urdaneta
Edificio del Ministerio de Hacienda
Caracas, Venezuela
Attention: Director de Credito Publico
Telecopier: (58212) 802-1893
Telephone: (58212) 802-1887

with a copy to

Banco Central de Venezuela
Esquina de Carmelitas
Avenida Urdaneta
Caracas 1010
Venezuela
Attention: Vice President of International Operations
Telecopier: (58212) 837-373
Telephone: (58212) 801-5352/801-5347/801-5088

     The foregoing addresses for notices or communications may be changed by written notice given by the addressee to each party hereto, and the addressees address shall be deemed changed for all purposes from and after the giving of such notice.

     If the Fiscal Agent shall receive any notice or demand addressed to the Issuer by the holder of a Note, the Fiscal Agent shall promptly forward such notice or demand to the Issuer.

     Notice to holders of Notes of a Series shall be given as provided in the terms of the Notes of such Series, provided, however, if the Fiscal Agent is requested to give notice in the name and at the expense of Venezuela it shall receive notice signed by an Authorized Officer at least 15 days prior to the proposed date for publication or delivery of the notice to the holders.

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14.	Waiver of Immunity; Consent to Jurisdiction; Consent to Service; Proceedings in Venezuela.

     (a)  The Issuer agrees that any suit, action or proceeding against it or its properties, assets or revenues with respect to this Agreement, any Note or a coupon appertaining thereto (a “Related Proceeding”) shall be brought exclusively in the Supreme Court of the State of New York, County of New York; in the United States District Court for the Southern District of New York; in the courts of England that sit in London; or in the courts of Venezuela that sit in Caracas, as the person bringing such Related Proceeding may elect in its sole discretion, provided that if none of the courts specified above located in the country in which such person has elected to bring such Related Proceeding is a Court that has jurisdiction of the subject matter or is otherwise competent under applicable law to hear and determine such proceeding, such Related Proceeding may be brought in such other court located in such country as shall have jurisdiction of the subject matter or be otherwise competent under applicable law to hear and determine such Related Proceeding, or if such Related Proceeding seeks relief or a judgment that is enforceable only against any of its properties, assets or revenues that are subject to the jurisdiction of any other court located in the countries listed above and is limited to the value of such properties, assets or revenues, such Related Proceeding may be brought in any such court (all such courts described in this sentence being called herein “Specified Courts”). The Issuer also agrees that any judgment obtained in any of the Specified Courts arising out of any Related Proceeding may be enforced or executed in any Specified Court or any other court of competent jurisdiction whatsoever, and any judgment obtained in any such other court as a result of such enforcement or execution may be enforced or executed in any such other court of competent jurisdiction (all courts other than Specified Courts being herein called “Other Courts”), by means of a suit on the judgment or in any other manner provided by law. The Issuer hereby irrevocably submits to the exclusive jurisdiction of each of the Specified Courts for the purpose of any Related Proceeding and, solely for the purpose of enforcing or executing any judgment referred to in the preceding sentence (a “Related Judgment”), of each Specified Court and each Other Court. The Agreement made by the Issuer with respect to jurisdiction is made solely with respect to Related Proceedings and the enforcement or execution of Related Judgments and under no circumstances shall it be interpreted as a general agreement by the Issuer with respect to proceedings unrelated to this Agreement, any Note or a coupon appertaining thereto.

     (b)  The Issuer agrees that service of all writs, process and summonses in any Related Proceeding or any Suit, action or proceeding to enforce or execute any Related Judgment brought against it in the State of New York may be made upon the Consul General of the Republic of Venezuela or, in his or her absence or incapacity, any official of the Consulate of Venezuela, presently located at 7 East 51st Street, New York, New York 10022, U.S.A. (the “New York Process Agent”), and service of all writs, process and summonses in any Related Proceeding or any suit, action or proceeding to enforce or execute any Related Judgment brought against it in England may be made upon the person in charge of consular affairs at the Embassy of the Republic of Venezuela, presently located at One Cromwell Road, London SW7 2HW, England (the “London Process Agent” and, together with the New York Process Agent, the “Process Agents”), and the Issuer irrevocably appoints each Process Agent as its agent to receive such service of any and all such writs, process and summonses, and agrees that the failure of any of the Process Agents to give any notice to it of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. The Issuer agrees to

28

maintain at all times an agent with offices in New York to act as its New York Process Agent, and an agent with offices in London to act as its London Process Agent as aforesaid (each such agent to be appointed by an irrevocable power of attorney hereto granted before a Venezuelan notary public). Nothing herein shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

     (c)  The Issuer irrevocably consents to and waives any objection that it may now or hereafter have to the laying of venue of any Related Proceeding brought in any of the Specified Courts or to the laying of venue of any suit, action or proceeding brought solely for the purpose of enforcing or executing any Related Judgment in any of the Specified Courts or Other Courts, and further irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any Related Proceeding or any such suit, action or proceeding in any such court.

     (d)  To the extent that the Issuer or any of its revenues, assets or properties shall be entitled, with respect to any Related Proceeding at any time brought against the Issuer or any of its revenues, assets or properties in any jurisdiction in which any Specified Court is located, or with respect to any suit, action or proceeding at any time brought solely for the purpose of enforcing or executing any Related Judgment in any jurisdiction in which any Specified Court or Other Court is located, to any immunity from suit, from the jurisdiction of any such court, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, the Issuer irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction (including, without limitation, the Foreign Sovereign Immunities Act of 1976 of the United States) and consents generally for the purposes of the State Immunity Act of 1978 of the United Kingdom to the giving of any relief or the issue of any process in connection with any Related Proceeding or Related Judgment, provided that such agreement and waiver, insofar as it relates to any jurisdiction other than a jurisdiction in which a Specified Court is located, is given solely for the purpose of enabling the Fiscal Agent, any Paying Agent or any holder to enforce or execute a Related Judgment. In addition, to the extent that the Issuer or any of its revenues, assets or properties shall be entitled, in any jurisdiction, to any immunity from set-off, banker’s lien or any similar right or remedy, and to the extent that there shall be attributed, in any jurisdiction, such an immunity, the Issuer hereby irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction with respect to any claim, suit, action, proceeding, right or remedy arising out of or in connection with this Agreement, any Note or a coupon appertaining thereto.

15.	Conversion of Currency.

     The Issuer agrees that, if a judgment or order given or made by any Specified Court or Other Court for the payment of any amount in respect of any Note is expressed in a currency (the ‘judgment currency”) other than the currency in which such Note is denominated (the “denomination currency”), the Issuer will pay any deficiency arising or resulting from any variation in rates of exchange between the date as of which the amount in the denomination currency is notionally converted into the amount in the judgment currency for the purposes of such judgment or order and the date of actual payment thereof. This obligation will constitute a

29

separate and independent obligation from the other obligations under the Notes, will give rise to a separate and independent cause of action, will apply irrespective of any waiver or extension granted from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due in respect of the relevant Note or under any such judgment or order. The term “rates of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into the denomination currency.

16.	Headings.

     The section headings herein are for convenience only and shall not affect the construction hereof.

17.	Counterparts.

     This Agreement may be executed in one or more counterparts, and by each party separately on a separate counterpart, and each such counterpart when executed and delivered shall be deemed to be an original. Such counterparts shall together constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have executed this Fiscal Agency Agreement as of the date first above written.

BOLIVARIAN REPUBLIC OF VENEZUELA

By:
Name:
Title:

BANCO CENTRAL DE VENEZUELA

By:
Name:
Title:

DEUTSCHE BANK AG

By:
Name:
Title:

BANKERS TRUST COMPANY

By:
Name:
Title:

31

For the purposes of its
acceptance of appointment as
Paying and Transfer Agent
pursuant to Section 2 hereof

DEUTSCHE BANK LUXEMBOURG S.A.

By:
Name:
Title:

32

EXHIBIT A
FORM OF REGISTERED NOTE

     [INCLUDE IF NOTE IS A U.S. GLOBAL NOTE — UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF [INSERT NAME OF U.S. DEPOSITARY] TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF [INSERT NAME OF NOMINEE OF U.S. DEPOSITARY] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [INSERT NAME OF U.S. DEPOSITARY] (AND ANY PAYMENT IS MADE TO [INSERT NAME OF NOMINEE OF U.S. DEPOSITARY] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [INSERT NAME OF NOMINEE OF U.S. DEPOSITARY]), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN [INSERT NAME OF U.S. DEPOSITARY] OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [INSERT NAME OF NOMINEE OF U.S. DEPOSITARY], HAS AN INTEREST HEREIN.]

     [INCLUDE IF NOTE IS A U.S. GLOBAL NOTE — THIS NOTE IS A U.S. GLOBAL NOTE [AND A [REGULATION S GLOBAL NOTE] [RESTRICTED NOTE] WITHIN THE MEANING OF THE FISCAL AGENCY AGREEMENT REFERRED TO HEREINAFTER. THIS U.S. GLOBAL NOTE MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN [INSERT NAME OF U.S. DEPOSITARY] OR A NOMINEE THEREOF EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN SECTION 5 OF THE FISCAL AGENCY AGREEMENT, AND MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 6(B) OF THE FISCAL AGENCY AGREEMENT. BENEFICIAL INTERESTS IN THIS U.S. GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SECTION 6(B) OF THE FISCAL AGENCY AGREEMENT.]

     [INCLUDE UNLESS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY SOLD OUTSIDE THE UNITED STATES PURSUANT TO REGULATION S UNDER THE SECURITIES ACT OR UNLESS, PURSUANT TO SECTION 6(F) OF THE FISCAL AGENCY AGREEMENT, THE ISSUER DETERMINES THAT THE LEGEND MAY BE REMOVED) — THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER

WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY EACH TRANSFEREE OF THIS NOTE FROM IT OF THE TRANSFER RESTRICTIONS REFERRED TO ABOVE PRIOR TO SUCH TRANSFER.]

     [INCLUDE IF NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY SOLD OUTSIDE THE UNITED STATES PURSUANT TO REGULATION S UNDER THE SECURITIES ACT UNLESS, PURSUANT TO SECTION 6(F) OF THE FISCAL AGENCY AGREEMENT, THE ISSUER DETERMINES THAT THE LEGEND MAY BE REMOVED) — THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN THEM IN REGULATION S UNDER THE SECURITIES ACT.]

     [INCLUDE IF NOTE IS AN ORIGINAL ISSUE DISCOUNT NOTE — THIS OBLIGATION WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT, AS THAT TERM IS DEFINED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE HOLDER OF THIS NOTE SHOULD CONTACT           AT DEUTSCHE BANK AG, GROSSE GALLUSSTRASSE 10-14, 60272 FRANKFURT AM MAIN, GERMANY, TO OBTAIN THE INFORMATION REQUIRED TO BE MADE AVAILABLE TO THE HOLDER UNDER UNITED STATES TREASURY REGULATIONS SECTION 1.1275-3(b)(1)(ii).]

REGISTERED
NO. R-	[Denomination]
CUSIP

BOLIVARIAN REPUBLIC OF VENEZUELA

[Title of Notes]

     If applicable, the following will be completed solely for the purpose of applying the United States Federal income tax original issue discount (“OID”) rules:

     THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX RULES GOVERNING DEBT INSTRUMENTS ISSUED WITH ORIGINAL DISCOUNT TO THIS NOTE

PRINCIPAL AMOUNT:

[ORIGINAL ISSUE DISCOUNT NOTE:

SPECIFIED CURRENCY:

STATED MATURITY:

ISSUE DATE:

[REDEMPTION COMMENCEMENT DATE:]

ISSUE PRICE:

TOTAL AMOUNT OF OID:

[REDEMPTION PERIODS:]

YIELD TO MATURITY:

METHOD USED TO DETERMINE YIELD:

[REDEMPTION PRICES:]

INITIAL ACCRUAL PERIOD]

EXCHANGE RATE AGENT:

     The Bolivarian Republic of Venezuela (herein called the “Issuer” or “Republic”), for value received, hereby promises to pay to [insert name of U.S. depositary], or its registered assigns, the principal amount set forth above in the Specified Currency set forth above on the Stated Maturity

     [If the Note is to bear interest prior to maturity, insert —, and to pay interest thereon from the date hereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for, [annually] [semi-annually] in arrears on      [and      ] in each year, commencing      (each shall be an Interest Payment Date), at the rate [of      % per annum] [to be determined in accordance with the provisions set forth in the Terms and Conditions attached hereto as Schedule I], until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Fiscal Agency Agreement hereinafter referred to, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date (as defined in the Terms and Conditions) next preceding such Interest Payment Date; provided, however, that interest payable at maturity will be payable to the person to whom principal shall be payable; and provided further, however, that if the Issue Date is after a Regular Record Date and before the next succeeding Interest Payment Date, the first payment of interest shall be payable on the Interest Payment Date following the next succeeding Regular Record Date to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on such next succeeding Regular Record Date.

     Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a special record date for the payment of such interest to be fixed by the Issuer, notice whereof shall be given to registered Holders of Notes of this Series not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this Series may be listed, and upon such notice as may be required by such exchange.]

     [If the Note is not to bear interest prior to maturity, insert —. The principal of this Note shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of (and overdue premium, if any, on) this Note shall bear interest at the rate of      % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal (or premium, if any) shall be payable on demand.]

     THIS NOTE SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS EXCEPT THAT ALL MATTERS GOVERNING AUTHORIZATION AND EXECUTION OF THIS NOTE BY THE ISSUER SHALL BE GOVERNED BY THE LAWS OF THE BOLIVARIAN REPUBLIC OF VENEZUELA.

     Reference is hereby made to the Terms and Conditions of this Note set forth in Schedule I hereto, which Terms and Conditions shall for all purposes have the same effect as if set forth at this place.

     All terms used in this Note that are defined in Schedule I hereto (as so amended or supplemented) or in the Fiscal Agency Agreement, including the exhibits thereto, shall have the meanings assigned to them therein.

     Unless the certificate of authentication hereon has been executed by the Fiscal Agent by the manual signature of one of its duly authorized officers, this Note shall not be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

BOLIVARIAN REPUBLIC OF VENEZUELA

By:
Name:
Title:

     This is one of the Notes of the series designated therein referred to in the within-mentioned Fiscal Agency Agreement.

[DEUTSCHE BANK AG] [BANKERS TRUST COMPANY] as Fiscal Agent

By:
Authorized Officer

SCHEDULE I

[Terms and Conditions to be reproduced here]

[ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants	UNIF GIFT
		in common	MIN ACT - Custodian
(Cust) (Minor)

TEN ENT	-	as tenants by the entirety	Under Uniform Gifts to Minors

JT TEN	-	as joint tenants with right of survivorship and not as tenants in common

State

Additional abbreviations may also be used
though not in the above list.

FOR VALUE RECEIVED the undersigned hereby sell(s),
assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address
including postal zip code of assignee

the within note and all rights thereunder, hereby irrevocably constituting and appointing                          attorney to transfer said note on the books of the Issuer, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.]

EXHIBIT B

FORM OF BEARER NOTE*

[Form of Face of Note]

     [INCLUDE IF NOTE IS AN ORIGINAL ISSUE DISCOUNT NOTE — THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT, AS THAT TERM IS DEFINED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE HOLDER OF THIS NOTE SHOULD CONTACT           AT DEUTSCHE BANK AG, GROSSE GALLUSSTRASSE 10-14, 60272 FRANKFURT AM MAIN, GERMANY, TO OBTAIN THE INFORMATION REQUIRED TO BE MADE AVAILABLE TO THE HOLDER UNDER UNITED STATES TREASURY REGULATIONS SECTION 1.1275-3(b)(1)(ii).]

     ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE.

     [INCLUDE IF NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY SOLD OUTSIDE THE UNITED STATES PURSUANT TO REGULATION S UNDER THE SECURITIES ACT UNLESS, PURSUANT TO SECTION 6(F) OF THE FISCAL AGENCY AGREEMENT, THE ISSUER DETERMINES THAT THE LEGEND MAY BE REMOVED) — THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN THEM IN REGULATION S UNDER THE SECURITIES ACT.]

*	If all the Notes of a Series are offered pursuant to Regulation S, normally no Federal securities laws legends should be placed on the Notes.

BEARER
NO. B-	[Denomination]
ISIN

BOLIVARIAN REPUBLIC OF VENEZUELA

[Title of Notes]

     If applicable, the following will be completed solely for the purpose of applying the United States Federal income tax original issue discount (“OID”) rules:

     THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX RULES GOVERNING DEBT INSTRUMENTS ISSUED WITH ORIGINAL DISCOUNT TO THIS NOTE

PRINCIPAL AMOUNT:

ORIGINAL ISSUE DISCOUNT NOTE:

SPECIFIED CURRENCY:

STATED MATURITY:

ISSUE DATE:

[REDEMPTION COMMENCEMENT DATE:]

ISSUE PRICE:

TOTAL AMOUNT OF OID:

[REDEMPTION PERIODS:]

YIELD TO MATURITY:

METHOD USED TO DETERMINE YIELD:

[REDEMPTION PRICES:]

INITIAL ACCRUAL PERIOD]

EXCHANGE RATE AGENT:

     The Bolivarian Republic of Venezuela (herein called the “Issuer” or “Republic”), for value received, hereby promises to pay to bearer upon presentation and surrender of this Note the principal amount set forth above in the Specified Currency on the Stated Maturity set forth above

     [If the Note is to bear interest prior to maturity, insert —, and to pay interest thereon from the date hereof [annually] [semi-annually] in arrears on           [and           ] in each year, commencing           (each shall be an Interest Payment Date), at the rate [of      % per annum] [to be determined in accordance with the provisions hereinafter set forth], until the principal hereof is paid or made available for payment.

     [If the Note is not to bear interest prior to maturity, insert —. The principal of this Note shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of (and overdue premium, if any, on) this Note shall bear interest at the rate of      % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal (or premium, if any) shall be payable on demand.]

     The Issuer covenants that until this Note and each Coupon appertaining hereto has been delivered to the Fiscal Agent for cancellation, or monies sufficient to pay the principal of (and premium, if any) and any interest on this Note have been made available for payment and either paid or returned to the Issuer as provided herein, it will at all times maintain offices or agencies in a city in Western Europe (which, for as long as any Notes are listed on the Luxembourg Stock Exchange and the rules of such Exchange shall so require, shall include an office or agency in Luxembourg) for the payment of the principal of (and premium, if any) and any interest on this Note as herein provided.

     THIS NOTE SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS EXCEPT THAT ALL MATTERS GOVERNING AUTHORIZATION AND EXECUTION OF THIS NOTE BY THE ISSUER SHALL BE GOVERNED BY THE LAWS OF THE BOLIVARIAN REPUBLIC OF VENEZUELA.

     Reference is hereby made to the Terms and Conditions of this Note set forth in Schedule I hereto, which Terms and Conditions shall for all purposes have the same effect as if set forth at this place.

     All terms used in this Note that are defined in Schedule I hereto (as so amended or supplemented) or in the Fiscal Agency Agreement, including the exhibits thereto, shall have the meanings assigned to them therein.

     Unless the certificate of authentication hereon has been executed by the Fiscal Agent by the manual signature of one of its duly authorized officers, neither this Note nor any Coupon appertaining hereto shall be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

     Dated:

BOLIVARIAN REPUBLIC OF VENEZUELA

By:
Name:
Title:

     This is one of the Notes of the series designated therein referred to in the within-mentioned Fiscal Agency Agreement.

DEUTSCHE BANK AG as Fiscal Agent

By:
Authorized Officer

SCHEDULE I

[Terms and Conditions to be reproduced here]

[FORM OF COUPON]

[Form of Face of Coupon]

[ISIN No.                            ]

     ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[B-]* [Currency]
Due

BOLIVARIAN REPUBLIC OF VENEZUELA

[Title of Notes]

     Unless the Note to which this Coupon appertains shall have been called for previous redemption and payment thereof duly provided for, on the date set forth hereon, the Bolivarian Republic of Venezuela (the “Issuer”) will pay to bearer, upon surrender hereof, the amount shown hereon (together with any additional amounts in respect thereof which the Issuer may be required to pay according to the terms of said Note) at the paying agencies set out on the reverse hereof or at such other places outside the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction as the Issuer may determine from time to time, at the option of the bearer as provided in the Note, by [United States dollar check drawn on a bank in The City of New York or transfer to a United States dollar account maintained by the payee with a bank located outside the United States, being the interest then payable on said Note].

BOLIVARIAN REPUBLIC OF VENEZUELA

By

*	For Coupons maturing on or after the date, if any, on which a partial redemption of Notes is possible, insert the letter “R” in front of the coupon number. The coupon number, payment amount and due date should appear in the right-hand section of the face of the Coupon.

Form of Reverse of Coupon

PAYING AGENTS

*

*	Insert names and addresses of initial paying agents located outside the United States.

EXHIBIT C-1

FORM OF TEMPORARY GLOBAL BEARER NOTE

     [INCLUDE IF NOTE IS AN ORIGINAL ISSUE DISCOUNT NOTE — THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT, AS THAT TERM IS DEFINED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE HOLDER OF THIS NOTE SHOULD CONTACT           AT DEUTSCHE BANK AG, GROSSE GALLUSSTRASSE 10-14, 60272 FRANKFURT AM MAIN, GERMANY, TO OBTAIN THE INFORMATION REQUIRED TO BE MADE AVAILABLE TO THE HOLDER UNDER UNITED STATES TREASURY REGULATIONS SECTION 1.1275-3(b)(1)(ii).]

     ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE.

     [THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN THEM IN REGULATION S UNDER THE SECURITIES ACT.]*

*	Insert this legend unless all the Notes of the Series are sold outside the United States pursuant to Regulation S.

C-1-1

BEARER
NO. B-	[Denomination]
ISIN

BOLIVARIAN REPUBLIC OF VENEZUELA

[Title of Notes]

     If applicable, the following will be completed solely for the purpose of applying the United States Federal income tax original issue discount (“OID”) rules:

     THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX RULES GOVERNING DEBT INSTRUMENTS ISSUED WITH ORIGINAL DISCOUNT TO THIS NOTE

PRINCIPAL AMOUNT:

ORIGINAL ISSUE DISCOUNT NOTE:

SPECIFIED CURRENCY:

STATED MATURITY:

ISSUE DATE:

[REDEMPTION COMMENCEMENT DATE:]

ISSUE PRICE:

TOTAL AMOUNT OF OID:

[REDEMPTION PERIODS:]

YIELD TO MATURITY:

METHOD USED TO DETERMINE YIELD:

[REDEMPTION PRICES:]

INITIAL ACCRUAL PERIOD]

EXCHANGE RATE AGENT:

     The Bolivarian Republic of Venezuela (herein called the “Issuer” or “Republic”), for value received, hereby promises to pay to bearer upon presentation and surrender of this Note the principal amount set forth above in the Specified Currency on the Stated Maturity set forth above

C-1-2

     [If the Note is to bear interest prior to maturity, insert —, and to pay interest thereon from the date hereof [annually] [semi-annually] in arrears on           [and           ] in each year, commencing           (each shall be an Interest Payment Date), at the rate [of      % per annum] [to be determined in accordance with the provisions hereinafter set forth], until the principal hereof is paid or made available for payment, provided, however, that interest on this Temporary Global Bearer Note shall be payable only after the issuance of the definitive Notes or Permanent Global Note for which this Temporary Global Bearer Note is exchangeable, only following presentation of certification, in the form required by the Fiscal Agency Agreement for such purpose, that the beneficial owner or owners of this Temporary Global Bearer Note are not U.S. persons other than certain financial institutions and, following the date on which such exchange may occur, in the case of definitive Bearer Notes, only upon presentation and surrender (at an office or agency outside the United States, except as otherwise provided in the Fiscal Agency Agreement referred to below) of the interest coupons thereto attached as they severally mature. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.]

     [If the Note is not to bear interest prior to maturity, insert —. The principal of this Temporary Global Bearer Note shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Temporary Global Bearer Note shall bear interest at the rate of      % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Any such interest on overdue principal (or premium, if any) shall be payable on demand; provided, however, that such interest shall be payable only after the issuance of the definitive Bearer Notes or Permanent Global Bearer Note for which this Temporary Global Bearer Note is exchangeable.]

     This Temporary Global Bearer Note is one of a duly authorized issue of Notes of the Republic designated as specified in the title hereof, issued and to be issued under the Fiscal Agency Agreement, dated as of July      , 2001 (the “Fiscal Agency Agreement”), among the Bolivarian Republic of Venezuela, Banco Central de Venezuela and Deutsche Bank AG and Bankers Trust Company, as Fiscal Agents. It is a temporary note and is exchangeable in whole or from time to time in part without charge upon request of the Holder hereof for definitive Bearer Notes, [If the Notes of the Series are to bear interest prior to maturity, insert — with interest coupons attached,] or interests in a Permanent Global Bearer Note, as may be specified in the Terms and Conditions set forth in Schedule I hereto (a) not earlier than      , 20     (the “Exchange Date”) and (b) as promptly as practicable following presentation of certification, in the form required by the Fiscal Agency Agreement for such purpose, that the beneficial owner or owners of this Temporary Global Bearer Note (or, if such exchange is only for a part of this Temporary Global Bearer Note, of such part) are not U.S. persons other than certain financial institutions. Bearer Notes to be delivered in exchange for any part of this Temporary Global Bearer Note shall be delivered only outside the United States. Upon any exchange of a part of this Temporary Global Bearer Note for definitive Notes or interests in a Permanent Global Bearer Note, the portion of the principal amount hereof so exchanged shall be endorsed by the Fiscal Agent on the Schedule hereto, and the principal amount hereof shall be reduced for all purposes by the amount so exchanged.

C-1-3

     Until exchanged in full for definitive Notes or interests in a Permanent Global Bearer Note, this Temporary Global Bearer Note shall in all respects be entitled to the same benefits and subject to the same terms and conditions of, and the Republic shall be subject to the same restrictions as those to be endorsed on, the definitive Notes or Permanent Global Bearer Note, as the case may be, and those contained in the Fiscal Agency Agreement, except that neither the holder hereof nor the beneficial owners of this Temporary Global Bearer Note shall be entitled to receive payment of interest hereon.

     THIS NOTE SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS EXCEPT THAT ALL MATTERS GOVERNING AUTHORIZATION AND EXECUTION OF THIS NOTE BY THE ISSUER SHALL BE GOVERNED BY THE LAWS OF THE BOLIVARIAN REPUBLIC OF VENEZUELA.

     Reference is hereby made to the Terms and Conditions of this Note set forth in Schedule I hereto, which Terms and Conditions shall for all purposes have the same effect as if set forth at this place.

     All terms used in this Temporary Global Bearer Note that are defined in Schedule I hereto (as so amended or supplemented) or in the Fiscal Agency Agreement, including the exhibits thereto, shall have the meanings assigned to them therein.

     Unless the certificate of authentication hereon has been executed by the Fiscal Agent by the manual signature of one of its duly authorized officers, this Temporary Global Bearer Note shall not be valid or obligatory for any purpose.

C-1-4

     IN WITNESS WHEREOF, the Issuer has caused this Temporary Global Bearer Note to be duly executed.

Dated:

BOLIVARIAN REPUBLIC OF VENEZUELA

By:
Name:
Title:

     This is one of the Notes of the series designated therein referred to in the within-mentioned Fiscal Agency Agreement.

DEUTSCHE BANK AG as Fiscal Agent

By:
Authorized Officer

C-1-5

SCHEDULE I

[Terms and Conditions to be reproduced here]
SCHEDULE OF EXCHANGES

Principal Amount
Exchanged For
Definitive Notes Or		Remaining Principal
Interests In A Date		Amount Notation
Permanent Global	Following Such	Made On Behalf Of
Made	Bearer Note	The Exchange	Fiscal Agent

C-1-6

EXHIBIT C-2
FORM OF PERMANENT GLOBAL BEARER NOTE

     [INCLUDE IF NOTE IS AN ORIGINAL ISSUE DISCOUNT NOTE — THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT, AS THAT TERM IS DEFINED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE HOLDER OF THIS NOTE SHOULD CONTACT                AT DEUTSCHE BANK AG, GROSSE GALLUSSTRASSE 10-14, 60272 FRANKFURT AM MAIN, GERMANY, TO OBTAIN THE INFORMATION REQUIRED TO BE MADE AVAILABLE TO THE HOLDER UNDER UNITED STATES TREASURY REGULATIONS SECTION 1.1275-3(b)(1)(iii).]

     ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE.

     [THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO ANY U.S. PERSON UNLESS EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN THEM IN REGULATION S UNDER THE SECURITIES ACT.]*

*	Insert this legend unless all the Notes of the Series are sold outside the United States pursuant to Regulation S.

C-2-1

BEARER
NO. B-	[Denomination]
ISIN

BOLIVARIAN REPUBLIC OF VENEZUELA

[Title of Notes]

     If applicable, the following will be completed solely for the purpose of applying the United States Federal income tax original issue discount (“OID”) rules:

     THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX RULES GOVERNING DEBT INSTRUMENTS ISSUED WITH ORIGINAL DISCOUNT TO THIS NOTE

  PRINCIPAL AMOUNT:

  ORIGINAL ISSUE DISCOUNT NOTE:

  SPECIFIED CURRENCY:

  STATED MATURITY:

  ISSUE DATE:

  [REDEMPTION COMMENCEMENT DATE:]

  ISSUE PRICE:

  TOTAL AMOUNT OF OID:

[REDEMPTION PERIODS:]

  YIELD TO MATURITY:

  METHOD USED TO DETERMINE YIELD:

  [REDEMPTION PRICES:]

  INITIAL ACCRUAL PERIOD]

  EXCHANGE RATE AGENT:

     The Bolivarian Republic of Venezuela (herein called the “Issuer” or “Republic”), for value received, hereby promises to pay to bearer upon presentation and surrender of this Note the principal amount set forth above in the Specified Currency on the Stated Maturity set forth above

C-2-2

     [If the Note is to bear interest prior to maturity, insert—, and to pay interest thereon from the date hereof [annually] [semi-annually] in arrears on           [and           ] in each year, commencing           (each shall be an Interest Payment Date), at the rate [of      % per annum] [to be determined in accordance with the provisions hereinafter set forth], until the principal hereof is paid or made available for payment.]

     [If the Note is not to bear interest prior to maturity, insert —. The principal of this Permanent Global Bearer Note shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Permanent Global Bearer Note shall bear interest at the rate of           % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Any such interest on overdue principal (or premium, if any) shall be payable on demand.]

     This Permanent Bearer Global Note is one of a duly authorized series of Notes of the Republic designated as specified in the title hereof, issued and to be issued under the Fiscal Agency Agreement, dated as of July      , 2001 (the “Fiscal Agency Agreement”), among the Republic, Banco Central de Venezuela and Deutsche Bank AG and Bankers Trust Company, as Fiscal Agents. It is a permanent note and is not exchangeable in whole or in part for definitive Notes.

     THIS NOTE SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS EXCEPT THAT ALL MATTERS GOVERNING AUTHORIZATION AND EXECUTION OF THIS NOTE BY THE ISSUER SHALL BE GOVERNED BY THE LAWS OF THE BOLIVARIAN REPUBLIC OF VENEZUELA.

     Reference is hereby made to the Terms and Conditions of this Note set forth in Schedule I hereto, which Terms and Conditions shall for all purposes have the same effect as if set forth at this place.

     All terms used in this Permanent Global Bearer Note that are defined in Schedule I hereto (as so amended or supplemented) or in the Fiscal Agency Agreement, including the exhibits thereto, shall have the meanings assigned to them therein.

     Unless the certificate of authentication hereon has been executed by the Fiscal Agent by the manual signature of one of its duly authorized officers, this Permanent Global Bearer Note shall not be valid or obligatory for any purpose.

C-2-3

     IN WITNESS WHEREOF, the Issuer has caused this Permanent Global Bearer Note to be duly executed.

Dated:

BOLIVARIAN REPUBLIC OF VENEZUELA

By:

Name:
Title:

     This is one of the Notes of the series designated therein referred to in the within-mentioned Fiscal Agency Agreement.

DEUTSCHE BANK AG
as Fiscal Agent

By:

Authorized Officer:

C-2-4

SCHEDULE I

[Terms and Conditions to be reproduced here]

C-2-5

EXHIBIT D*

[FORM OF CERTIFICATE OF BENEFICIAL OWNERSHIP]

CERTIFICATE

BOLIVARIAN REPUBLIC OF VENEZUELA

[Title of Notes]

     This is to certify that as of the date hereof, [and except as set forth below,]** the above-captioned Notes [held by you for our account]** [to be acquired from you]*** (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source (“United States person(s)”), (ii) are owned by United States person(s) that are (a) foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) (“financial institutions”) purchasing for their own account or for resale, or (b) United States person(s) who acquired the Notes through foreign branches of financial institutions and who hold the Notes through such financial institutions on the date hereof (and in either case (a) or (b), each such financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)). In addition, if the owner of the Notes is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)), this is to further certify that such financial institution has not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

     If the Notes are of the category contemplated in Section 230.903(c)(3) of Regulation S under the United States Securities Act of 1933, as amended (the “1933 Act”), then this is also to certify that, except as set forth below, the Notes are beneficially owned by (a) Non-U.S. person(s) or (b) U.S. person(s) who purchased the Notes in transactions which did not require registration under the 1933 Act. As used in this paragraph the term “U.S. person” has the meaning given to it by Regulation S under the 1933 Act.

*	For use in those instances where a definitive Bearer Note, a temporary Bearer Note, a Temporary Global Bearer Note or a Permanent Global Bearer Note is delivered in an Offshore Transaction (as defined in Regulation S under the 1933 Act) to non-U.S. persons at the time of sale thereof.

**	To be included if the Certificate is being provided to Euroclear, Clearstream, Luxembourg, or Clearstream, Frankfurt.

***	To be included if the Certificate is being provided directly to the Issuer.

D-1

     As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

     [We undertake to advise you by tested telex if the above statement is not correct on the date on which you intend to submit your certificate relating to such Notes to the Fiscal Agent, and in the absence of any such notification it may be assumed that this certificate applies as of such date.]*

     This certificate excepts and does not relate to $          of such interest in the above Notes in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Notes cannot be made until we do so certify.

     We understand that this certificate is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceedings.

     IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed as of the date set forth below by its official, officer or agent thereunto duly authorized.

Dated:

By:

As, or as agent for, the
beneficial owner(s) of the
Notes to which this
certificate relates.

*	To be included if the Certificate is being provided to Euroclear, Clearstream, Luxembourg, or Clearstream, Frankfurt.

D-2

EXHIBIT E

[FORM OF CERTIFICATE TO BE GIVEN
BY EUROCLEAR OR
CLEARSTREAM, LUXEMBOURG BANK, SOCIETE ANONYME OR
CLEARSTREAM BANKING AG, FRANKFURT AM MAIN]

CERTIFICATE

BOLIVARIAN REPUBLIC OF VENEZUELA

[Title of Notes]

     This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our “Member Organizations”) substantially to the effect set forth in the Fiscal Agency Agreement, as of the date hereof,           principal amount of the above-captioned Notes (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source (“United States persons”), (ii) is owned by United States persons that are (a) foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv) (“financial institutions”)) purchasing for their own account or for resale, or (b) United States persons who acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such financial institutions on the date hereof (and in either case (a) or (b), each such financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

     As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

     We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global Note excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

E-1

     We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:

Yours faithfully,

EUROCLEAR BANK
Brussels office, as operator of the Euroclear System

or

CLEARSTREAM BANKING, SOCIÉTÉ ANONYME

or

CLEARSTREAM BANKING AG, FRANKFURT AM MAIN

By:

E-2

EXHIBIT F

FORM OF TRANSFER CERTIFICATE
FOR EXCHANGE OR TRANSFER FROM RESTRICTED GLOBAL
NOTE TO REGULATION S GLOBAL NOTE

(Transfers pursuant to Section 6(b)(ii)
of the Fiscal Agency Agreement)

Bankers Trust Company
Four Albany Street,
New York, New York 10006
United States of America

Attn: Corporate Trust and Agency Services

Re:	Bolivarian Republic of Venezuela
[Name of Series] (the “Notes”)

     Reference is hereby made to the Fiscal Agency Agreement, dated as of July      , 2001 (the “Fiscal Agency Agreement”), among the Bolivarian Republic of Venezuela, Banco Central de Venezuela and Deutsche Bank AG and Bankers Trust Company, as Fiscal Agents. Capitalized terms used but not defined herein shall have the meanings given to them in the Fiscal Agency Agreement.

     This letter relates to [U.S. $          ] principal amount of Notes which are evidenced by the Restricted Global Note (CUSIP No.           ) and held with the U.S. Depositary on behalf of [insert name of transferor] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Notes to a person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by a Regulation S Global Note of the same Series and of like tenor as the Notes (CUSIP No.           ), which amount, immediately after such transfer, is to be held with the U.S. Depositary through any one or more than one of Euroclear, Clearstream, Luxembourg or Clearstream, Frankfurt (Common Code           ).

     In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 903 or Rule 904 under the Notes Act, and accordingly the Transferor does hereby further certify that:

(1) the offer of the Notes was not made to a person in the United States;

(2) either:

(A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

F-1

(B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

(3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5) upon completion of the transaction, the beneficial interest being transferred as described above was held with the U.S. Depositary through any one or more than one of Euroclear, Clearstream, Luxembourg or Clearstream, Frankfurt.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Agents named in the Fiscal Agency Agreement. Terms used in this certificate and not otherwise defined herein or in the Fiscal Agency Agreement have the meanings set forth in Regulation S under the Securities Act.

[Insert Name of Transferor]

By:

Name:
Title:

Dated:

cc: Bolivarian Republic of Venezuela

F-2

EXHIBIT G

FORM OF TRANSFER CERTIFICATE
FOR EXCHANGE OR TRANSFER FROM RESTRICTED GLOBAL
NOTE TO UNRESTRICTED GLOBAL NOTE

(Transfers Pursuant to Section 6(b)(iii)
of the Fiscal Agency Agreement)

Bankers Trust Company
Four Albany Street,
New York, New York 10006
United States of America

Attn: Corporate Trust and Agency Services

Re:	Bolivarian Republic of Venezuela
[Name of Series] (the “Notes”)

     Reference is hereby made to the Fiscal Agency Agreement, dated as of July      , 2001 (the “Fiscal Agency Agreement”), among the Bolivarian Republic of Venezuela, Banco Central de Venezuela and Deutsche Bank AG and Bankers Trust Company, as Fiscal Agents. Capitalized terms used but not defined herein shall have the meanings given to them in the Fiscal Agency Agreement.

     This letter relates to [U.S. $          ] principal amount of Notes which are evidenced by a Restricted Global Note (CUSIP No.           ) and held with the U.S. Depositary on behalf of [insert name of transferor] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Notes to a person that will take delivery thereof in the form of an equal principal amount of Notes evidenced by a Unrestricted Global Note of the same Series and of like tenor as the Notes (CUSIP No.           ).

     In connection with such request and in respect of such Notes the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with either Rule 903, Rule 904 or Rule 144 under the Securities Act and accordingly the Transferor does hereby further certify that:

(1) if the transfer has been effected pursuant to Rule 903 or Rule 904:

(A) the offer of the Notes was not made to a person in the United States;

(B) either:

(i) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

G-1

(ii) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

(C) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(D) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; or

(2) if the transfer has been effected pursuant to Rule 144, the Notes have been transferred in a transaction permitted by Rule 144.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Agents named in the Fiscal Agency Agreement.

[Insert Name of Transferor]

By:

Name:
Title:

Dated:

cc: Bolivarian Republic of Venezuela

G-2

EXHIBIT H

FORM OF TRANSFER CERTIFICATE
FOR TRANSFER OR EXCHANGE FROM REGULATION S GLOBAL
NOTE TO RESTRICTED GLOBAL NOTE

(Transfers Pursuant to Section 6(b)(iv)
of the Fiscal Agency Agreement)

Bankers Trust Company
Four Albany Street,
New York, New York 10006
United States of America

Attn: Corporate Trust and Agency Services

Re:	Bolivarian Republic of Venezuela
[Name of Series] (the “Notes”)

     Reference is hereby made to the Fiscal Agency Agreement, dated as of July      , 2001 (the “Fiscal Agency Agreement”), among the Bolivarian Republic of Venezuela, Banco Central de Venezuela and Deutsche Bank AG and Bankers Trust Company, as Fiscal Agents. Capitalized terms used but not defined herein shall have the meanings given to them in the Fiscal Agency Agreement.

     This letter relates to [U.S. $          ] principal amount of Notes that are evidenced by a Regulation S Global Note (CUSIP No.           ) and held with the U.S. Depositary through [Euroclear] [Clearstream, Luxembourg] [Clearstream, Frankfurt] (Common Code           ) on behalf of [insert name of transferor] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Notes to a person that will take delivery thereof in the form of an equal principal amount of Notes evidenced by a Restricted Global Note of the same Series and of like tenor as the Notes (CUSIP No.           ).

     In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act and, accordingly, the Transferor does hereby further certify that the Notes are being transferred to a person that the Transferor reasonably believes is purchasing the Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Agents named in the Fiscal Agency Agreement.

[Insert Name of Transferor]

By:

Name:
Title:

Dated:

cc: Bolivarian Republic of Venezuela

EXHIBIT I

[Form of Banco Central Undertaking]

EXHIBIT J

FORM OF NOTIFICATION

[Deutsche Bank AG
Grosse Gallustr. 10-14
60272 Frankfurt am Main Germany]

[Bankers Trust Company
Four Albany Street,
New York, New York 10006
United States of America]

Attn: Corporate Trust and Agency Services

Re:	Bolivarian Republic of Venezuela
[Name of Series] (the “Notes”)

           Pursuant to Section 1(b) of the Fiscal Agency Agreement, dated as of July __, 2001 (the “Fiscal Agency Agreement”), among the Bolivarian Republic of Venezuela, Banco Central de Venezuela and Deutsche Bank AG and Bankers Trust Company, as Fiscal Agents, you are hereby notified of the Republic’s intention to issue the Notes described below. Capitalized terms used herein shall have the meanings given to them in the Fiscal Agency Agreement.

[Include whichever of the following apply]

1.	Series number:		[ ]

2.	(a)	Aggregate principal amount:	[ ]

	(b)	Stated Maturity:	[ ]

3.	(a) Issue date:		[ ]

	(b)	Issue price:[generally, % of principal amount]	[ ]

	(c)	Trade date:	[ ]

	(d)	Settlement date:	[ ]

4.	Authorized denomination(s) (See Section 2 of the Terms and Conditions)		[ ]

5.	Specified Currency:		[ ]

6.	Interest/payment basis:[Fixed Rate Notes/Floating Rate Notes/Zero Coupon Notes/Indexed Notes/Currency Indexed Notes]		[ ]

7.	Fixed Rate Notes:		[ ]

	(a)	Fixed rate of interest:[ ]% per annum	[ ]

	(b)	Interest payment date(s):[semi-annually on ___ and ___of each year, beginning and ___ at maturity]	[ ]

	(c)	Other terms for computing interest:	[ ]

8.	Floating Rate Notes:		[ ]

	(a)	Interest Rate Basis:[Commercial Paper Rate/Prime Rate/LIBOR/Treasury Rate/CD Rate/Federal Funds Rate/other interest rate formula (provide details)]	[ ]

	(b)	Spread and/or Spread Multiplier:	[+/ – basis points] [ ]% per annum

	(c)	If LIBOR Notes, Relevant Screen Page:[Reuters Screen LIBO Page/Telerate Screen Page 3750/Other]	[ ]

	(d)	Interest Determination Dates:	[ ]

	(e)	Minimum Rate of interest:[ ]% per annum	[ ]

	(f)	Maximum Rate of interest:[ ]% per annum	[ ]

	(g)	Calculation Agent:	[ ]

	(h)	Initial Interest Rate:	[ ]

	(i)	Interest Payment Dates:	[ ]

	(j)	Regular Record Dates:	[ ]

	(k)	Calculation Dates:	[ ]

	(l)	Index Maturity:	[ ]

	(m)	Interest Reset Period:	[ ]

	(n)	Interest Reset Dates:	[ ]

9.	Zero Coupon Notes:		[ ]

	(a)	Formula/basis of determining amount payable at maturity:	[ ]

10.	Currency Indexed Notes/Indexed Notes:		[ ]

	(a)	Face Amount:	[ ]

	(b)	Indexed Currency; Base Exchange Rate (units of Indexed Currency per one unit of Specified Currency):	[ ]

	(c)	Index/formula for determining principal amount payable at maturity and amount of interest payable on an interest payment date:	[ ]

	(d)	Party responsible for calculating the principal and/or interest due:	[ ]

	(e)	Provisions where calculation by reference to index and/or formula is impossible and/or impracticable:	[ ]

	(f)	Description of applicable index:	[ ]

	(g)	Information regarding historical exchange rate of Indexed Currency against Specified Currency and any applicable exchange controls:	[ ]

	(h)	Any tax consequences to holders of Notes:	[ ]

	(i)	Special risks associated with Notes:	[ ]

11.	Foreign Currency Notes:		[ ]

	(a)	Exchange Rate Agent:	[ ]

	(b)	Exchange Rate:	[ ]

12.	Original Issue Discount Note:		[Yes/No]

	(a)	Total amount of OID: [____ per [$]1,000 principal amount]	[ ]

	(b)	Yield to maturity:	[ ]

	(c)	Method used to determine yield:	[ ]

	(d)	Initial accrual period OID:[____ per [$]1,000 principal amount]	[ ]

	(e)	Formula/basis for determining amount payable upon redemption or acceleration of maturity:	[ ]

13.	Redemption at Republic’s and/or Noteholders’ option — [Yes/No], if yes:		[specify]

	(a)	Redemption Commencement Date:	[ ]

	(b)	Redemption price(s):[% of principal amount]	[ ]

	(c)	Redemption period(s):	[ ]

14.	Details of the relevant stabilizing Agent, if any:		[ ]

15.	Additional selling restrictions:[give details]		[ ]

16.	Other terms or special conditions or modifications:		[ ]

17.	Applicable definition of Business Day (if different from that set out in the Terms and Conditions):	[ ]

18.	As applicable:	[ ]

	Euroclear, Clearstream, Luxembourg and Clearstream, Frankfurt common code:	[ ]

	CUSIP number:	[ ]

	ISIN number:	[ ]

19.	Notes to be listed on the Luxembourg Stock Exchange:	[Yes/No]

20.	Form of Notes:[Registered Notes/Bearer Notes]	[Represented by: Temporary Global Note/ Permanent Global Note/Restricted Global Note/U.S. Global Note/Regulation S Global Note/International Global Note/ Certificated Notes]

21.	Depositary:	[ ]

22.	Intended use of proceeds of the Notes (if other than general budgetary purposes):	[ ]

23.	Method of distribution (syndicated/non-syndicated):	[ ]

24.	Name(s) of the Agent(s) or syndicate of dealer(s) that are to offer and sell the Notes to be issued:	[ ]

25.	Fiscal Agent:	[Deutsche Bank AG]
[Bankers Trust Company]

26.	Authorized Officers:	[ ]